                                                 Exhibit 2


                              ASSET PURCHASE AGREEMENT

                                       among

                          ATLANTIC CELLULAR COMPANY, L.P.,

                     ATLANTIC CELLULAR/NEW HAMPSHIRE RSA NUMBER
                              ONE LIMITED PARTNERSHIP,

                                        and

                                RCC ATLANTIC, INC.,
                             RURAL CELLULAR CORPORATION

                           DATED AS OF FEBRUARY 13, 1998

                                 TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE II DESCRIPTION OF ASSETS; EXCLUDED ASSETS. . . . . . . . . . . . . .  2
     Section 2.01.  Assets . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Section 2.02.  Excluded Assets. . . . . . . . . . . . . . . . . . . . .  3
ARTICLE III ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . . . . . .  4
ARTICLE IV INSTRUMENTS OF TRANSFER AND ASSUMPTION. . . . . . . . . . . . . .  4
     Section 4.01.  Transfer Documents . . . . . . . . . . . . . . . . . . .  4
     Section 4.02.  Assumption Documents . . . . . . . . . . . . . . . . . .  4
ARTICLE V PURCHASE PRICE; ALLOCATION . . . . . . . . . . . . . . . . . . . .  4
     Section 5.01.  Purchase Price . . . . . . . . . . . . . . . . . . . . .  4
     Section 5.02.  Payment of Purchase Price. . . . . . . . . . . . . . . .  4
     Section 5.03.  Allocation of Purchase Price . . . . . . . . . . . . . .  5
     Section 5.04.  Purchase Price Adjustment. . . . . . . . . . . . . . . .  5
ARTICLE VI CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
ARTICLE VII SELLERS' REPRESENTATIONS . . . . . . . . . . . . . . . . . . . .  8
     Section 7.01.  Organization, Qualification. . . . . . . . . . . . . . .  9
     Section 7.02.  Consents, Authorization, Execution and Delivery
                     of Agreement. . . . . . . . . . . . . . . . . . . . . .  9
     Section 7.03.  Subsidiaries and Interests in Other Companies. . . . . .  9
     Section 7.04.  Title to Assets; Condition of Assets . . . . . . . . . .  9
     Section 7.05.  Real Property - Owned. . . . . . . . . . . . . . . . . .  9


     Section 7.06.  Real and Personal Property - Leased. . . . . . . . . . . 10
     Section 7.07.  Existing Contracts . . . . . . . . . . . . . . . . . . . 10
     Section 7.08.  Governmental Licenses. . . . . . . . . . . . . . . . . . 10
     Section 7.09.  Compliance with Laws . . . . . . . . . . . . . . . . . . 10
     Section 7.10.  No Violation of Existing Agreements. . . . . . . . . . . 11
     Section 7.11.  Litigation and Legal Proceedings . . . . . . . . . . . . 11
     Section 7.12.  Employees. . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 7.13.  Employee Benefits. . . . . . . . . . . . . . . . . . . . 11
     Section 7.14.  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . 11
     Section 7.15.  Financial Statements . . . . . . . . . . . . . . . . . . 12
     Section 7.16.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 7.17.  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 7.18.  Proprietary Rights . . . . . . . . . . . . . . . . . . . 13
     Section 7.19.  Environmental Compliance . . . . . . . . . . . . . . . . 13
     Section 7.20.  Subscribers. . . . . . . . . . . . . . . . . . . . . . . 14
ARTICLE VIII PURCHASER'S AND GUARANTOR'S REPRESENTATIONS . . . . . . . . . . 14
     Section 8.01.  Organization; Qualification. . . . . . . . . . . . . . . 14
     Section 8.02.  Consents; Authorization; Execution and Delivery
                     of Agreement. . . . . . . . . . . . . . . . . . . . . . 15
     Section 8.03.  Litigation and Legal Proceedings . . . . . . . . . . . . 15
     Section 8.04.  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 8.05.  Compliance with Laws . . . . . . . . . . . . . . . . . . 15
     Section 8.06.  FCC Matters. . . . . . . . . . . . . . . . . . . . . . . 15
     Section 8.07.  Financial Ability to Close . . . . . . . . . . . . . . . 16
ARTICLE IX SELLERS', GUARANTOR'S, AND PURCHASER'S COVENANTS. . . . . . . . . 16
     Section 9.01.  Financial Statements and Cellular System Information . . 16
     Section 9.02.  Governmental Approvals . . . . . . . . . . . . . . . . . 16


                                     -ii-

     Section 9.03.  Third Party Consents; Closing Conditions . . . . . . . . 17
     Section 9.04.  Access . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Section 9.05.  Conduct of Business. . . . . . . . . . . . . . . . . . . 18
     Section 9.06.  Employees. . . . . . . . . . . . . . . . . . . . . . . . 19
     Section 9.07.  Restrictions on Certain Actions. . . . . . . . . . . . . 19
     Section 9.08.  Supplemental Disclosure. . . . . . . . . . . . . . . . . 19
     Section 9.09.  Disclaimer of Other Representations and Warranties . . . 20
     Section 9.10.  No Shopping. . . . . . . . . . . . . . . . . . . . . . . 20
     Section 9.11.  Guaranty of Purchaser's Obligations. . . . . . . . . . . 20
ARTICLE X CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE. . . . . . 21
     Section 10.01.  Accuracy of Representations and Warranties;
                      Performance of this Agreement. . . . . . . . . . . . . 21
     Section 10.02.  Partner Resolutions . . . . . . . . . . . . . . . . . . 21
     Section 10.03.  Incumbency Certificate. . . . . . . . . . . . . . . . . 21
     Section 10.04.  Third Party Consent; FCC; Hart-Scott-Rodino Act . . . . 22
     Section 10.05.  Opinion of Counsel to Sellers . . . . . . . . . . . . . 22
     Section 10.06.  Opinions of FCC Counsel to Sellers. . . . . . . . . . . 22
     Section 10.07.  Opinions of State Regulatory Counsel to Sellers . . . . 22
ARTICLE XI CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE. . . . . . . 23
     Section 11.01.  Accuracy of Representations and Warranties;
                      Performance of this Agreement. . . . . . . . . . . . . 23
     Section 11.02.  Directors' Resolutions. . . . . . . . . . . . . . . . . 23
     Section 11.03.  Incumbency Certificate. . . . . . . . . . . . . . . . . 23
     Section 11.04.  FCC; Hart-Scott-Rodino Act. . . . . . . . . . . . . . . 23
     Section 11.05.  Opinion of Counsel to Guarantor and Purchaser . . . . . 23
ARTICLE XII CASUALTY LOSSES. . . . . . . . . . . . . . . . . . . . . . . . . 24
ARTICLE XIII POST CLOSING OBLIGATIONS. . . . . . . . . . . . . . . . . . . . 24


                                     -iii-

     Section 13.01.  Indemnification by Sellers. . . . . . . . . . . . . . . 24
     Section 13.02.  Non-Recourse to Sellers' Partners . . . . . . . . . . . 24
ARTICLE XIV CONFIDENTIALITY AND PRESS RELEASES . . . . . . . . . . . . . . . 24
     Section 14.01.  Confidentiality . . . . . . . . . . . . . . . . . . . . 24
     Section 14.02.  Press Releases. . . . . . . . . . . . . . . . . . . . . 25
     Section 14.03.  Disclosures Required By Law . . . . . . . . . . . . . . 25
ARTICLE XV TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     Section 15.01.  Breaches and Defaults; Opportunity to Cure. . . . . . . 25
     Section 15.02.  Termination . . . . . . . . . . . . . . . . . . . . . . 26
ARTICLE XVI BROKERS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . . 26
ARTICLE XVII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 17.01.  Additional Instruments of Transfer. . . . . . . . . . . 26
     Section 17.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . 27
     Section 17.03.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . 28
     Section 17.04.  Sellers' Representative . . . . . . . . . . . . . . . . 28
     Section 17.05.  Transfer Taxes. . . . . . . . . . . . . . . . . . . . . 29
     Section 17.06.  Collection Procedures . . . . . . . . . . . . . . . . . 29
     Section 17.07.  Specific Performance. . . . . . . . . . . . . . . . . . 29
     Section 17.08.  Governing Law . . . . . . . . . . . . . . . . . . . . . 29
     Section 17.09.  Assignment. . . . . . . . . . . . . . . . . . . . . . . 29
     Section 17.10.  Successors and Assigns. . . . . . . . . . . . . . . . . 29
     Section 17.11.  Amendments; Waivers . . . . . . . . . . . . . . . . . . 29
     Section 17.12.  Entire Agreement. . . . . . . . . . . . . . . . . . . . 29
     Section 17.13.  Counterparts. . . . . . . . . . . . . . . . . . . . . . 30
     Section 17.14.  Severability. . . . . . . . . . . . . . . . . . . . . . 30
     Section 17.15.  Section Headings. . . . . . . . . . . . . . . . . . . . 30

                                     -iv-

     Section 17.16.  Interpretation. . . . . . . . . . . . . . . . . . . . . 30
     Section 17.17.  Further Assurances. . . . . . . . . . . . . . . . . . . 30
     Section 17.18.  Third Parties . . . . . . . . . . . . . . . . . . . . . 30
     Section 17.19   Certain Defined Terms . . . . . . . . . . . . . . . . . 30
     Section 17.20   Second Purchase Agreement . . . . . . . . . . . . . . . 30

                                 DEFINED TERMS

     Term                                                        Section Cite
     ----                                                        ------------
     ACC                                                         Introduction
     ACC Cellular Systems                                        Recitals
     ACC Wireless                                                2.02(b)
     ACC Wireless Assets                                         2.02(b)
     ACMC                                                        5.04(c)
     Actual Operating Cash Flow for the Cellular Systems         5.04
     Adjustments                                                 5.04
     Agreement                                                   Introduction
     Assets                                                      2.01
     Assumed Contracts                                           Article III
     Assumption Agreement                                        4.02
     Assumed Liabilities                                         Article III
     Authorizations                                              7.08
     Balance Sheet                                               7.15(a)(ii)
     Balance Sheet Date                                          7.15(a)(ii)
     Base Price                                                  5.01
     Bill of Sale                                                4.01
     Breaching Party                                             15.01
     Break Up Option                                             5.04(h)
     Burlington MSA                                              Recitals
     Business                                                    Recitals
     Cash Flow Adjustment                                        5.04
     Cellular Areas                                              Recitals
     Cellular Authorizations                                     2.01(a)
     Cellular System Cash Flow (EBITDA)                          5.04(a)
     Cellular Systems                                            Recitals
     CERCLA                                                      7.19(b)
     Claims                                                      Article XII
     Closing                                                     Article VI
     Closing Certificate                                         5.04(f)
     Closing Date                                                Article VI
     Code                                                        5.03
     Communications Act                                          8.06
     Controlled Group Member                                     7.13
     Current Assets                                              5.04(a)
     Current Financial Statements                                7.15(a)(ii)
     Current Liabilities                                         5.05(a)
     Defined Benefit Pension Plan                                7.13
     Disclosing Party                                            14.01
     DOJ                                                         9.02(b)
     Eleven Month Income Statement                               7.15(a)(ii)
     Employee Benefit Plans                                      7.13



     Environmental Laws                                          7.19(c)
     ERISA                                                       7.13
     ERISA Affiliate                                             7.13
     Excluded Assets                                             2.02
     Executive Officers                                          18.18
     Existing Contracts                                          7.07
     FCC                                                         2.01(a)
     FCC Authorizations                                          2.01(a)
     Final Order                                                 10.04
     FTC                                                         9.02(b)
     GAAP                                                        5.05(a)
     General Partner Interest                                    Recitals
     Guarantor                                                   Introduction
     Guaranty                                                    9.10
     Hart-Scott-Rodino Act                                       Article VI
     Hazardous Substances                                        7.19(b)
     Historical Financial Statements                             7.15(a)(i)
     Independent Accountants                                     5.05(f)
     Intangible Property                                         7.18
     Interest                                                    9.03
     Interim Financial Statements                                9.01
     Liquidated Damages Amount                                   5.02
     Liens                                                       Article I
     Losses                                                      13.01
     MA RSA #1                                                   Recitals
     Material Adverse Effect                                     10.01
     Microwave Authorizations                                    2.01(a)
     Multiemployer Plan                                          7.13
     NH-01                                                       Introduction
     NH-01 Cellular System                                       Recitals
     NH RSA #1                                                   Recitals
     NY RSA #2                                                   Recitals
     Nonassumed Liabilities                                      Article III
     Non-Breaching Party                                         15.01
     Offering Memorandum                                         9.09
     Operating Budget                                            9.01
     Outside Date                                                15.02(e)
     PCS                                                         2.02
     Permitted Liens                                             Article I
     Person                                                      7.03(b)
     Purchase Orders                                             7.07
     Purchase Price                                              5.01
     Purchaser                                                   Introduction
     Purchaser Obligations                                       9.11
     Real Party In Interest                                      8.06

                                     -ii-

     RCLA                                                        7.19(b)
     RCRA                                                        7.19(b)
     Recipient Party                                             14.01
     Response Period                                             5.04(f)
     RSA                                                         Recitals
     Second Purchase Agreement                                   17.20
     Sellers                                                     Introduction
     Sellers' Estimate                                           5.04(e)
     Sellers' Knowledge                                          17.19
     Seller's Representative                                     17.04
     SMR                                                         2.02
     Subscriber Adjustment                                       5.04(a)
     Target Number of Subscribers                                5.04(a)
     Target Operating Cash Flow of the Cellular Systems          5.04(a)
     VT RSA #1                                                   Recitals
     VT RSA #2                                                   Recitals
     Working Capital Adjustment                                  5.04(b)

SCHEDULES

1              Permitted Liens

2.01(a)        Contracts and Licenses

2.01(c)        Tangible Asset List

2.01(d)        Interests in Real Property

2.01(f)        Intangible Personal Property

2.02           Excluded Assets

5.04(A)        Target Subscribers etc.

7.03           Subsidiaries

7.04           Encumbrances

7.05           Real Property

7.08           Governmental Licenses

7.09           Compliance with Laws

7.10           Compliance with Existing Agreements

7.11           Litigation

7.12           Employees

7.13           Employee Benefits

7.14           Tax Matters

7.15(a)(i)     Historical Financial Statements

7.15(a)(ii)    Reconciliation of Cellular System Financial Information to
               Historical Financial Statements

7.15(a)(iii)   Current Financial Statements

7.15(a)(iv)    Reconciliation of Cellular System Financial Information to
               Current Financial Statements



7.15(c)        Certain Transactions Since November 30, 1997

7.19           Environmental Compliance

8.06           Purchaser's FCC Matters

10.04          Material Consents

EXHIBITS

A.        Bill of Sale and Assignment Agreement

B.        Assumption Agreement

C         Opinion of Counsel for Sellers

D.        Opinion of FCC Counsel for Sellers

E.        Opinion of Counsel for Purchaser

F.        Second Purchase Agreement

                         ASSET PURCHASE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of February 13, 1998 by and among ATLANTIC CELLULAR COMPANY, L.P., a Delaware limited partnership ("ACC"), ATLANTIC CELLULAR/NEW HAMPSHIRE RSA NUMBER ONE LIMITED PARTNERSHIP, a Delaware limited partnership ("NH-01"; and together with ACC, individually a "Seller" and collectively the "Sellers"), RURAL CELLULAR CORPORATION, a Minnesota corporation ("Guarantor"), and RCC ATLANTIC, INC., a Minnesota corporation ("Purchaser").

                                  R E C I T A L S

     WHEREAS, ACC owns and operates the non-wireline cellular telephone systems (the "ACC Cellular Systems") in (i) rural service area ("RSA") #1 in the State of Vermont ("VT RSA #1"), (ii) RSA #2 in the State of Vermont ("VT RSA #2"),
(iii) RSA #2 in the State of New York ("NY RSA #2"), (iv) the Burlington, Vermont metropolitan service area ("Burlington MSA") and (v) RSA #1 in the Commonwealth of Massachusetts ("MA RSA #1"); and

     WHEREAS, NH-01 owns and operates the non-wireline cellular telephone system (the "NH-01 Cellular System") in RSA #1 in the State of New Hampshire ("NH RSA #1"; and, together with VT RSA #1, VT RSA #2, NY RSA #2, Burlington MSA and MA RSA #1, the "Cellular Areas") (the ACC Cellular Systems and the NH-01 Cellular System may sometimes hereinafter be referred to individually as a "Cellular System" and collectively as the "Cellular Systems"); and

     WHEREAS, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, substantially all of the assets and rights of Sellers relating to the ownership and operation of the non-wireline cellular radio telephone businesses in the Cellular Areas (the "Business"), all subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                     ARTICLE I
                                 PURCHASE AND SALE

     Except as otherwise provided and subject to the terms and conditions set forth in this Agreement, Sellers agree to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase from Sellers at the Closing (as defined herein), all of Sellers' right, title and interest in and to the Assets (as defined in Section 2.01 hereof), free and clear of all debts, liabilities, obligations, taxes, security interests, liens, pledges, charges and encumbrances of every kind (collectively, "Liens") other than Permitted Liens. As used herein, the term "Permitted Liens" means (i) any lien or other encumbrance for taxes and assessments, not yet past due or otherwise being contested in good faith and for which appropriate reserves have been established and reflected as a Current Liability in the Working Capital Adjustment, (ii) any lien or other encumbrance arising out of deposits made to secure leases or other obligations of a like nature, (iii) any lien or other encumbrance provided for in any contract listed on the disclosure schedules hereto and not related to any indebtedness for borrowed money, (iv) any lien or other encumbrance, including but not limited to any easements, rights of way, restrictions, installations or public utilities, title imperfection and restrictions, reservations in land patents or deeds, zoning ordinances, and land use regulations and permits, that do not, under current application of such ordinance, permit or by-law or interpretation of such easement, deed or restriction, materially interfere with the use by Sellers of the property subject thereto or affected thereby, (v) any lien or encumbrance resulting from the failure of a municipality to issue certificates of occupancy required by duly-adopted by-laws in accordance with a zoning or land use permit or other approval; and (vi) any lien or other encumbrance set forth on SCHEDULE 1 attached hereto.

                                     ARTICLE II
                       DESCRIPTION OF ASSETS; EXCLUDED ASSETS

     SECTION 2.01. ASSETS. The assets to be conveyed to Purchaser shall include all real and personal tangible and intangible assets, properties, rights and business owned by Sellers of whatever description which relate in any way to the ownership, use or operation of the Business, except assets excluded pursuant to Section 2.02 hereof, but including all property and rights acquired or obtained by Sellers from the date hereof through the date of Closing, to the end that, except as set forth herein, all of the Sellers' assets, properties, rights and business owned at the Closing and related in any way to the ownership, use or operation of the Business, other than the assets excluded pursuant to
Section 2.02 hereof, shall pass to Purchaser (collectively, the "Assets"). Such Assets shall include, without limitation:

          (a) Sellers' licenses, including the Federal Communications Commission (the "FCC") authorizations to operate cellular radio telephone systems in the Cellular Areas (the "Cellular Authorizations") and microwave paths used in connection with such cellular operations (the "Microwave Authorizations" and together with the Cellular Authorizations, the "FCC Authorizations"), leases for personal property, agreements, permits, consents, revenue sharing agreements, agreements for the reception or transmission of signals by microwave, easements, appurtenances and rights-of-way, all right, title and interest, if any, in and to all streets, roads and public places, all agreements between a Seller and any suppliers, cellular telephone service companies and subscribers (including subscriber deposits), and all other similar rights and agreements (including so-called roaming agreements), including all applications therefor, which in any way relate to or concern the operation by Sellers of the Business, as more particularly described and categorized on
SCHEDULE 2.01(a) attached hereto.

          (b) Originals of all of Sellers' files of correspondence, lists, records and reports concerning (i) customers and prospective customers of the Business and (ii) all dealings with Federal, state and local regulatory agencies with respect to the Business, including, but not limited to, all reports filed by or on behalf of any Seller with the FCC;

          (c) All of Sellers' right, title and interest in and to towers, tower equipment, antennas, switching and cell site equipment and buildings, construction in progress, microwave equipment, testing equipment, motor vehicles, office equipment, furniture and fixtures, supplies, inventory and other physical assets, if any, used in or relating to the Business, and all modifications, additions, restorations or replacements of the whole or any part thereof, substantially all of which tangible assets as of the date hereof are categorized on SCHEDULE 2.01(c) attached hereto;

          (d) All interests (including leasehold interests, but excluding easements and other interests listed on SCHEDULE 2.01(a)) in real property of Sellers used in or relating to the Business, as described and categorized on
SCHEDULE 2.01(d) attached hereto;

          (e) All of Sellers' right, title and interest in and to engineering records, files, data, drawings, blueprints, schematics, maps, reports, lists and plans and processes intended for use in connection with the Business provided that Sellers may retain copies thereof;

          (f) All of Sellers' right, title and interest in and to intangible personal property used in or relating to the Business, including without limitation, all accounts receivable, prepaid assets, contract rights, rights, trademarks, trade names, patents and copyrights used by Sellers, and all of the rights of Sellers associated therewith (including any and all applications, registrations, extensions and renewals thereof), as such rights, trademarks, trade names, patents and copyrights as of the date hereof are described and categorized on SCHEDULE 2.01(f) attached hereto; and

          (g) Any assets of the type described above which are acquired after the date hereof but prior to the Closing.

          SECTION 2.02. EXCLUDED ASSETS. (a) The properties and assets described in SCHEDULE 2.02 attached hereto and in Section 2.02(b) of this Agreement which relate to the Business shall be retained by Sellers and shall not be sold, assigned or transferred to Purchaser (the "Excluded Assets");

               (b) Anything in this Agreement to the contrary notwithstanding, the Assets sold to the Purchaser pursuant to the terms of this Agreement shall not include, and the Excluded Assets shall include, the Sellers' partnership records, books of account, cash, bank accounts, including lockbox, bank deposits and cash equivalents at the time of the Closing and in addition the Excluded Assets shall include ACC's partnership interests in Mountain Cellular, L.P., NH-01, ACC Wireless, L.P. ("ACC Wireless") and all of the assets of ACC Wireless (the "ACC Wireless Assets") which include various partnership interests in partnerships which hold or have rights to acquire specialized mobile radio ("SMR") licenses and systems and personal communications systems ("PCS") licenses.

                                    ARTICLE III
                             ASSUMPTION OF LIABILITIES

     Purchaser shall assume and agree to perform and discharge as of the Closing the following to the extent not previously performed or discharged: (i) all obligations of Sellers which accrue and are to be performed from and after the Closing under those permits, authorizations, licenses, leases, rights of way, easements and other agreements either set forth on SCHEDULES 2.01(a) AND (d) attached hereto or those agreements of a non-material nature which are not required to be disclosed on SCHEDULES 2.01(a) AND (d); (ii) all other obligations of Sellers entered into during the period from the date hereof to the Closing by any Seller in the ordinary course of its business in accordance with the provisions of Section 9.05 below or that were identified to and consented to by Purchaser (all of such permits, authorizations, licenses, leases, rights of way, easements and other agreements referred to in items (i) and (ii) being referred to hereinafter as the "Assumed Contracts"); and (iii) all "Current Liabilities" (as defined in Section 5.04(a) hereof) (such items (i) through (iii) are collectively referred to herein as the "Assumed Liabilities"). Purchaser shall not be liable for any liabilities, debts, contracts, agreements, (including without limitation any contracts or agreements relating to the Excluded Assets set forth on SCHEDULE 2.02) or other obligations of Sellers of any nature whatsoever other than the Assumed Liabilities (such other liabilities, debts, contracts, agreements or obligations of Sellers other than the Assumed Liabilities being referred to as the "Nonassumed Liabilities").

                                     ARTICLE IV
                              INSTRUMENTS OF TRANSFER
                                   AND ASSUMPTION

     SECTION 4.01. TRANSFER DOCUMENTS. At the Closing, Sellers will deliver to Purchaser (a) one or more Bills of Sale in substantially the form attached hereto as EXHIBIT A (a "Bill of Sale"), and (b) all such other good and sufficient instruments of sale, transfer and conveyance, including assignments of leases, as shall be effective to vest in Purchaser all of Sellers' right and title to, and interest in, the Assets.

     SECTION 4.02. ASSUMPTION DOCUMENTS. At the Closing, Purchaser and Sellers will execute and deliver an Assumption Agreement in substantially the form attached hereto as EXHIBIT B (the "Assumption Agreement") in order to effect the assumption of the Assumed Liabilities by Purchaser.

                                     ARTICLE V
                             PURCHASE PRICE; ALLOCATION

     SECTION 5.01. PURCHASE PRICE. The total purchase price for the Assets shall be TWO HUNDRED FIFTY-SIX MILLION DOLLARS ($256,000,000) (the "Base Price"), as adjusted in accordance with the provisions of Section 5.04 hereof (as adjusted, the "Purchase Price").

     SECTION 5.02. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable by wire transfer of immediately available funds to "Seller's Representative" (as defined in Section 17.04 hereof) at Closing, except for the Seller's Estimate of the "Adjustments" (as defined below), which shall be paid into escrow pending resolution of such matters pursuant to Section 5.04 hereof.

     SECTION 5.03. ALLOCATION OF PURCHASE PRICE. At least thirty (30) days prior to the Closing, Purchaser and Sellers' Representative in good faith shall agree on an allocation of the Purchase Price in accordance with the respective fair market value of the Assets being purchased and as provided for under
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Purchaser and Sellers each further agree to file their income tax returns and their other tax returns and IRS Form 8594 reflecting the allocation as determined in this Section 5.03. If no agreement on an allocation of the Purchase Price with respect to the Assets is reached prior to thirty (30) days before the Closing, such allocation of the Purchase Price to the Assets shall be determined by a nationally recognized appraisal firm mutually agreeable to Sellers' Representative and Purchaser and the costs of such appraisal shall be borne equally by Sellers and Purchaser. Any determinations made by such appraisal firm shall be final and binding on the parties hereto.

     SECTION 5.04.  PURCHASE PRICE ADJUSTMENT.

     (a) As used in this Section 5.04, the following terms shall have the meaning set forth below:

     "CURRENT ASSETS" means the Cellular Systems' (i) customer accounts receivable not more than 90 days past due as of the Closing Date, (less a 1.6 percent reserve for doubtful accounts) (ii) inventory of cellular telephone handsets and ancillary equipment held for sale to subscribers and (iii) prepaid items which Purchaser will receive the benefit of after the Closing such as prepaid rent, insurance, property taxes, utility charges, fees and deposits paid, all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP.

     "CURRENT LIABILITIES" means the Cellular Systems' (i) subscriber deposits received, (ii) deferred revenue, (iii) employee vacation expense (whether or not to be paid or vacation time to be taken by the employee after the Closing), (iv) salaries, bonuses, fringe benefits and other remuneration payable to employees to be hired by Purchaser, (v) expenses for goods and services received in the normal course of business including, but not limited to, taxes, utility charges, special assessments, commissions, fees and (vi) other trade payables and accrued expenses (including adequate reserves for all taxes accrued prior to Closing and for any unresolved tax audits or investigations) incurred in the normal course of business, all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP.

     "GAAP" means generally accepted accounting principles consistently applied.

     "TARGET NUMBER OF SUBSCRIBERS" for each month means the number of ending subscribers for such month set forth on Schedule 5.04(A) hereto. Actual ending subscribers shall include all customers for the retail services of the Cellular Systems whose accounts are current within 90 days and who have subscribed under subscriber rate plans established in the ordinary course of business prior to the Closing Date.

     "TARGET OPERATING CASH FLOW FOR THE CELLULAR SYSTEMS" for each month means the "Cellular System Cash Flow (EBITDA)" for such month set forth on Schedule 5.04(A) hereto. "Actual Operating Cash Flow for the Cellular Systems" means (i) the total operating revenue of the Cellular Systems less (ii) all expenses related to the operation of the Cellular Systems for the applicable period determined in accordance with GAAP and consistent with Seller's past practices. Actual Cellular System operating expenses specifically exclude corporate overhead, long distance operations, interest expense, income taxes, depreciation and amortization.

     (b) The Base Price shall be increased (or decreased) by the amount by which Current Assets exceeds (or is less than) Current Liabilities as of the Closing Date (the "Working Capital Adjustment").

     (c) The Base Price shall be decreased to the extent that the aggregate number of ending subscribers in the Cellular Systems for the month preceding the Closing Date is less than the Target Number of Subscribers for such month in an amount equal to such deficiency multiplied by (a) $500 to the extent such deficiency is less than or equal to 5% of the Target Number of Subscribers or
(b) $3500 to the extent such deficiency is greater than 5% of the Target Number of Subscribers (the "Subscriber Adjustment").

     (d) The Base Price shall be decreased to the extent that the Actual Operating Cash Flow for the Cellular Systems from January 1, 1998 to the last day of the month preceding the Closing Date is less than 95 percent of Target Operating Cash Flow for the Cellular Systems as of such date (the "Cash Flow Adjustment"). The Cash Flow Adjustment shall be an amount equal to the deficiency determined pursuant to the preceding sentence multiplied by 13.5.

     (e) Sellers shall prepare and submit to Purchaser, not later than 5 business days prior to the Closing Date, a written good faith estimate of the amount of the Working Capital Adjustment, the Subscriber Adjustment and the Cash Flow Adjustment (each such Adjustment to be stated separately and collectively referred to herein as the "Adjustments") in accordance with this Section 5.04 and Seller's estimate of the Purchase Price resulting from the Adjustments ("Sellers' Estimate"). Sellers' Estimate shall be accompanied by supporting documents, work papers, and other data containing reasonable detail and supporting the Adjustments and Sellers' Estimate. The Sellers' Estimate shall be based upon the books and records of the Cellular Systems. The Sellers' Estimate shall be accompanied by a certificate signed by a senior officer of Atlantic Cellular Management Company, a Delaware company, ("ACMC") (which is the managing general partner of ACC and the managing general partner of the general partner of NH-01) certifying that the Sellers' Estimate was calculated in good faith and in accordance with the provisions of this Section 5.04. After the delivery of Sellers' Estimate, Purchaser and Sellers shall attempt to resolve any disputes between Sellers and Purchaser with respect to Sellers' proposed Adjustments. In connection therewith, Purchaser shall have full access to all Sellers' records related to Sellers' proposed Adjustments. Purchaser and Sellers hereby agree that the Closing will take place based on the Seller's Estimates.

     (f) Within 60 days after the Closing Date, Purchaser shall deliver to Sellers a certificate (the "Closing Certificate") signed by a senior officer of Purchaser providing a compilation of the Adjustments to be made pursuant to this
Section 5.04 including any changes in the Adjustments used to determine the Purchase Price at Closing, together with a copy of any supporting documents, work papers, and other data relating to such Closing Certificate and such other supporting evidence as Sellers may reasonably request either prior to or after delivery thereof. If Sellers shall conclude that the Closing Certificate does not accurately reflect the Adjustments to be made to the Base Price in accordance with this Section 5.04, Sellers shall, within 20 days after their receipt of the Closing Certificate (such 20 day period being referred to as the "Response Period"), deliver to Purchaser a written statement of any discrepancies believed to exist. If Sellers fail to so notify Purchaser of any discrepancies, then the calculation of the Purchase Price set forth in the Purchaser's Closing Certificate shall be controlling for all purposes hereof and Purchaser or Sellers, as the case may be, shall on or before the fifth day following the expiration of the Response Period pay to the other (whether by release of funds from escrow, or otherwise) the amount which it is obligated to pay in accordance with the Closing Certificate. On or before the fifth day following the earlier to occur of the expiration of the Response Period or the date Purchaser receives Sellers' statement of discrepancies, Purchaser or Sellers, as the case may be, shall pay the other the amount, if any, as to which there is no discrepancy (whether by release of funds from escrow, or otherwise). Purchaser and Sellers shall use good faith efforts to jointly resolve their discrepancies within 15 days of Purchaser's receipt of Sellers' written statement of discrepancies, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to further dispute or review. If Purchaser and Sellers cannot resolve the discrepancies to their mutual satisfaction within such 15 day period, then the matter shall be submitted to a mutually acceptable accounting firm of national reputation with experience in the cellular telephone industry (the "Independent Accountants"). In submitting a dispute to the Independent Accountants, each of the parties shall furnish, at its own expense, the Independent Accountants and the other party with such documents and information as the Independent Accountants may reasonably request. Each party may also furnish to the Independent Accountants such other information and documents as it deems relevant with the appropriate copies and notification being given to the other party. The Independent Accountants may conduct a conference concerning the disagreements between Sellers and Purchaser at which conference each party shall have the right to present additional documents, materials and other evidence and to have present its or their advisors, accountants or counsel. The Independent Accountants shall promptly render a decision on the issues presented, and such decision shall be final and binding on the parties. Within 5 days of receipt of the Independent Accountants' decision with respect to such dispute, if Purchaser is determined to owe an amount to Sellers, Purchaser shall pay such amount thereof to Sellers, and if Sellers are determined to owe an amount to Purchaser, Sellers shall pay such amount thereof to Purchaser and any amounts held in escrow shall be disbursed in accordance with the decision of the Independent Accountants. All amounts owed by Purchaser or Sellers to the other in accordance with this
Section 5.04(d) shall be paid by wire transfer of immediately available funds and shall not bear any interest (except that any interest earned on the amounts held in escrow shall be disbursed in proportion to the disbursements of the principal amount held in said escrow).

     (g) Anything herein to the contrary notwithstanding, under all circumstances, (a) the Base Price will be decreased by only the greater of the Subscriber Adjustment or the Cash Flow Adjustment and (b) the Subscriber Adjustment and the Cash Flow Adjustment shall be limited in the aggregate to the greater of the amount of either (a) the Subscriber Adjustment or (b) the Cash Flow Adjustment calculated based on achieving 85 percent of the relevant targets.

     (h) In the event either (a) the Actual Operating Cash Flow for the Cellular Systems from January 1, 1998 to the last day of the month preceding the Closing Date or (b) the aggregate number of ending subscribers in the Cellular Systems for the month preceding the Closing Date is less than 85 percent of either (a) Target Operating Cash Flow for the Cellular Systems as of such date or (b) the Target Number of Subscribers as of such date, as applicable, assuming all conditions to closing set forth in this Agreement are satisfied or waived as provided herein, the Purchaser shall have the option (the "Break Up Option") to terminate the transactions contemplated hereby and in addition the Sellers will be obligated to pay the Purchaser $1 million to reimburse the Purchaser for certain of the expenses it has incurred in connection herewith.


                                     ARTICLE VI
                                      CLOSING

     Subject to the terms and conditions hereof, the Closing (the "Closing") shall take place at the offices of Edwards & Angell, 2800 Hospital Trust Tower, Providence, Rhode Island 02903, on the date (the "Closing Date") which is the latest of (a) the tenth (10th) day after the date that the FCC granted its consent to the assignment of the Cellular Authorizations, from Sellers to the Purchaser by a Final Order (as defined in Section 10.04) or (b) the fifth (5th) day after the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the "Hart-Scott-Rodino Act") (if applicable to the transactions contemplated by this Agreement) or (c) the date on which all conditions to Closing set forth in Articles X and XI hereof have been satisfied; provided if such latest date is not a business day, the Closing Date shall be the next following business day. Anything herein to the contrary notwithstanding, the parties hereto agree that the Closing shall take place on the first business day of the month following the date for closing determined by the preceding sentence.

                                    ARTICLE VII
                              SELLERS' REPRESENTATIONS

     Sellers hereby represent, warrant, covenant and agree, which representations, warranties, covenants and agreements, together with all other representations, warranties, covenants and agreements of Sellers in this Agreement, shall survive the execution and delivery of this Agreement and the payment of the Purchase Price hereunder until the Closing Date, that:

     SECTION 7.01. ORGANIZATION, QUALIFICATION. (a) Each Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization and has all necessary power and authority to own and operate its properties and to carry on its Business as it is now being conducted and to carry out the transactions contemplated by this Agreement.
Each Seller has the power and authority to execute and deliver and, subject to obtaining the FCC's approval to assign the FCC Authorizations and the other governmental and third-party consents referred to in Section 10.04, perform its obligations under this Agreement and to undertake the transactions contemplated hereby;

     (b) ACMC is the managing general partner of ACC. ACC is the general partner of NH-01.

     SECTION 7.02. CONSENTS, AUTHORIZATION, EXECUTION AND DELIVERY OF AGREEMENT. All necessary consents and approvals have been obtained by Sellers for the execution and delivery of this Agreement. The execution, delivery and performance of this Agreement by Sellers and the transfer of the Assets to Purchaser have been duly and validly authorized and approved by all necessary partnership action of each Seller. This Agreement is a valid and binding obligation of each Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally.

     SECTION 7.03. SUBSIDIARIES AND INTERESTS IN OTHER COMPANIES. Except as set forth in SCHEDULE 7.03, none of the Sellers nor any of their Subsidiaries owns or has any other proprietary interest in, any corporation, partnership, limited liability company, joint venture, business association, person or entity (a "Person").

     SECTION 7.04. TITLE TO ASSETS; CONDITION OF ASSETS. Except as set forth on SCHEDULE 7.04, Sellers have full power, right and authority to sell and convey to Purchaser good and marketable title to the Assets, free and clear of all Liens other than Permitted Liens. The tangible property included among the Assets as of the date hereof is in good working order and repair, reasonable wear and tear excepted. Except for factors typically affecting propagation and reception in the cellular telephone industry generally, the Assets are technically sufficient and capable of providing cellular telephone service in the Cellular Areas in accordance with applicable FCC regulations.

     SECTION 7.05. REAL PROPERTY - OWNED. SCHEDULE 7.05 lists all real property that each Seller owns. With respect to each such parcel of owned real property:

          (a) the identified owner has good and marketable title to the parcel of real property, free and clear of all Liens except Permitted Liens;

          (b) there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and

          (c) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein.

     SECTION 7.06.  REAL AND PERSONAL PROPERTY - LEASED.  Set forth on
SCHEDULE 2.01(d) (in the case of real property) and SCHEDULE 2.01(a) (in the case of personal property), are true and accurate listings of all real and personal property leases (other than leases, together with the other contracts and agreements which in the aggregate have annual payments of less than $100,000 or which are terminable on six months or less notice) of Sellers used in the ownership or operation of the Assets and the Business. Except as set forth on
SCHEDULE 2.01(d) (in the case of leased real property) and SCHEDULE 2.01(a) (in the case of leased personal property), with respect to such leases, the Sellers hold valid leasehold interests therein, such leases are in full force and effect, and will be free and clear of all Liens other than Permitted Liens at the Closing.

     SECTION 7.07. EXISTING CONTRACTS. SCHEDULES 2.01(a) AND (d) hereto set forth, among other interests or authorizations, all agreements (other than standard subscriber agreements for cellular service) in effect on the date hereof with each Seller's subscribers, all leases (other than leases, together with the contracts and agreements not required to be disclosed, which in the aggregate have annual payments of less than $100,000 or which are terminable on six months or less notice) to which each Seller is a party and which relate to the ownership of the Assets or the operation of the Business, and all other agreements (other than agreements, contracts and leases with aggregate annual payments of less than $100,000 or which are terminable on six months or less notice) or commitments (written or oral) to which each Seller is a party which relate to the ownership of the Assets or the operation of the Business (the "Existing Contracts"), except for outstanding purchase orders (the "Purchase Orders"). Sellers have heretofore delivered to Purchaser true and correct copies of the Existing Contracts. Except as disclosed on SCHEDULES 2.01(a) AND
(d), Sellers have no knowledge of any breach or anticipated breach by the other parties to any Existing Contracts. The Existing Contracts are in full force and effect, and Sellers are in compliance with the terms of such Existing Contracts.

     SECTION 7.08.  GOVERNMENTAL LICENSES.  Except as set forth on
SCHEDULE 7.08, Sellers hold all material licenses, consents, permits, approvals and authorizations of public or governmental bodies including the FCC Authorizations and the state, counties and municipalities served by the Business, which are required in connection with the ownership and transfer of the Assets and the Business (collectively referred to as the "Authorizations"). All Authorizations are in full force and effect, and each Seller has complied with the terms of the Authorizations which it holds and there are no pending modifications, amendments or revocations of the Authorizations which would adversely affect the ownership of the Assets and the operation of the Business. True and correct copies of the Authorizations, and all amendments thereto to the date hereof, have been delivered by Sellers to Purchaser and are identified on
SCHEDULE 2.01(a) hereto.

     SECTION 7.09. COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 7.09, Sellers are in compliance with and are not in default under or in violation of, any statute, law (including zoning, environmental or employment laws), ordinance, decree, order, rule, regulation of any governmental body applicable to the Assets or the Business.

     SECTION 7.10.  NO VIOLATION OF EXISTING AGREEMENTS.  Except as set forth on
SCHEDULE 7.10, the execution, delivery and performance of this Agreement by Sellers will not violate or conflict with or result in any breach of any of the terms or conditions of, or constitute a default under any Existing Contracts.

     SECTION 7.11.  LITIGATION AND LEGAL PROCEEDINGS.  Except as set forth on
SCHEDULE 7.11, there is no outstanding judgment against Sellers affecting the Business or the Assets, and there is no litigation, proceeding or investigation pending, or, to either Seller's knowledge, threatened, against any Seller affecting the Business or the Assets.

     SECTION 7.12. EMPLOYEES. SCHEDULE 7.12 sets forth a true and complete list of the names and base salaries of all employees of the Sellers involved in the operation of the Business. There are no collective bargaining agreements covering any of the employees of any Seller. The Sellers have not breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees. No consent of any union (or similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, or, to Sellers' knowledge threatened or anticipated (a) union representation petitions respecting the employees of any Seller, (b) efforts being made to organize any of the employees of any Seller, or (c) strikes, slow downs, work stoppages, or lockouts or threats affecting any Seller.

     SECTION 7.13. EMPLOYEE BENEFITS. Except as set forth on SCHEDULE 7.13 attached hereto, neither Seller has any Employee Benefit Plans in which any one or more partners or employees of any Seller, with respect to the Business, participate or are eligible to participate as of the date hereof. The term "Employee Benefit Plans" means all employee benefit plans as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No partner or employee of any Seller participates or is eligible to participate in a "defined benefit pension plan" as defined in
Section 3(35) of ERISA, maintained or made available by any Seller. Neither Seller nor any Controlled Group Member maintains or contributes to a plan under which any employee of any Seller participates or is eligible to participate subject to Section 412 of the Code. The term "Controlled Group Member" means any trade or business (whether or not incorporated) which is, or was at any relevant time, aggregated with the Seller pursuant to Section 414(b), (c), (m) or (o) of the Code. Neither Seller nor any ERISA Affiliate has participated in or made contributions to any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA. The term "ERISA Affiliate" means each trade or business (whether or not incorporated) which is, or was at any relevant time, treated as a single employer any Seller pursuant to Section 4001(b)(1) of ERISA.

     SECTION 7.14. TAX MATTERS. Except as set forth on SCHEDULE 7.14 attached hereto, each Seller, has timely filed all tax returns and statements which it is required to file, and each Seller has paid all taxes due prior to the date hereof and will pay when due (or contest in good faith by appropriate proceedings) all taxes which may become due on or before the Closing Date. Neither Seller has waived any statute of limitations in respect of taxes or agreed to an extension of time with respect to a tax assessment or deficiency. To Sellers' knowledge, there are no unresolved claims raised by any tax authority concerning the tax liability of any Seller. All taxes which each

Seller is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid. Each Seller has paid all taxes due prior to the date hereof and will pay when due (or contest in good faith by appropriate proceedings) all taxes which may become due on or before the Closing Date.

     SECTION 7.15.  FINANCIAL STATEMENTS.

     (a)  The Purchaser has heretofore been furnished with the following:

               (i) true and complete copies of the audited balance sheets of ACC as of December 31, 1995 and December 31, 1996 and the related audited statements of income for the years then ended, each of such balance sheets and income statements being attached hereto as SCHEDULE 7.15(a)(i) (collectively, the "Historical Financial Statements");

               (ii) a true and complete copy of the unaudited reconciliation of Cellular System financial information to Historical Financial Statements;

               (iii) true and complete copies of the unaudited balance sheet (the "Balance Sheet") of ACC at November 30, 1997 (the "Balance Sheet Date") and the related unaudited statement of income for the eleven-month period then ended (the "Eleven Month Income Statement; and together with the Balance Sheet, the "Current Financial Statements"), such balance sheet and income statements being attached hereto as
          SCHEDULE 7.15(a)(iii); and

               (iv) a true and complete copy of the unaudited reconciliation of Cellular System financial information to Current Financial Statements.

     (b) Each of the financial statements delivered under Section 7.15(a) hereof was prepared in accordance with GAAP applied on a basis consistent with prior periods and past practices except as otherwise stated therein and, with respect to the financial statements delivered under Section 7.15(a)(ii), (iii) and (iv), subject to normal recurring year-end adjustments and except for the omission of certain footnotes and other presentation items required by GAAP with respect to audited financial statements; each of the balance sheets included in such Historical and Current Financial Statements fairly presents in all material respects the financial condition of ACC, as of the close of business on the date thereof; and each of the statements of income included in such financial statements fairly presents in all material respects the results of operations of ACC, as applicable, for the fiscal period then ended.

     (c) Except as set forth on SCHEDULE 7.15(c) attached hereto, since the Balance Sheet Date, neither Seller has:

               (i) sold, assigned or transferred any of its material tangible assets (except for the Excluded Assets and except pursuant to existing contracts or commitments disclosed on any Schedule to this Agreement or inventory in the ordinary course of business); or canceled any material debts or material claims;

               (ii) waived any material rights, except in the ordinary course of business;

               (iii) suffered any material damage, destruction or casualty loss with respect to the Assets, which was not covered by insurance; or

               (iv) made any distribution of any of the Assets to any partner of any Seller or any affiliate of such partner.

     SECTION 7.16. INSURANCE. Sellers have delivered to Purchaser evidence of all policies of liability, fire, worker's compensation and other forms of insurance (including bonds) which insure against risks and liabilities to an extent and in a manner customary in the cellular industry and which are adequate to provide coverage against risks of a material nature to which the Sellers would normally be exposed in the operation of the Business. All such insurance policies and binders are in full force and effect. There are no outstanding unpaid claims under any of such insurance policies or binders and Sellers have not received any notice of cancellation or non-renewal of any such policy or binder. No insurance carrier has canceled or reduced any insurance coverage for Sellers or has given any notice or other indication of its intention to cancel or reduce any such coverage. Sellers have complied in all material respects with each of such insurance policies and binders, and have not failed to give any notice or present any claim thereunder in a due and timely manner.

     SECTION 7.17. BROKERS. Except for Donaldson, Lufkin & Jenrette Securities Corporation and SBC Warburg Dillon Read Inc., neither Seller has engaged any agent, broker or other person acting pursuant to the express or implied authority of any Seller which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Assets or the Business.

     SECTION 7.18. PROPRIETARY RIGHTS. Sellers own or have the legal right to use, and the Assets will include, all patents, trademarks, tradenames, service marks, logos, copyrights, including applications therefor, inventions, formulas, methods and processes (all such items being hereinafter referred to as "Intangible Property") presently used in the operation of the Business.

     SECTION 7.19.  ENVIRONMENTAL COMPLIANCE.  (a)  Except as set forth on
SCHEDULE 7.19 hereto, (i) neither Seller has generated, used, transported, treated, stored, released or disposed of, or has not suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any "Hazardous Substance" (as hereinafter defined) with respect to the Assets or the Business in violation of any "Environmental Laws" (as hereinafter defined); (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with their ownership of the Assets, the conduct of the Business or the use of any property or facility which relates to their ownership of the Assets, the Business, or, any adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Environmental Laws or which would require reporting to or notification of any governmental entity; (iii) no friable asbestos or polychlorinated biphenyl, and no underground storage tank, is contained in any facility of a Seller relating to the Business in violation of any Environmental Laws; (iv) any Hazardous Substance handled or dealt with in any way with respect to the Assets or the Business by either Seller, or during either Seller's ownership of the Assets or the Business has been and is being handled or dealt with in compliance with any Environmental Laws; and (v) no Hazardous Substance is located in, on, under or about any land or buildings owned or leased by the Sellers except in compliance with applicable law.

          (b) For purposes of this Agreement, the term "Hazardous Substance" shall mean any substance which, as of the date of this Agreement, is listed as hazardous or toxic in the regulations implementing the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Response Compensation and Liability Act ("RCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), or listed as a hazardous substance under any applicable state environmental laws, or any substance which has been determined by regulation, ruling or otherwise by any agency or court to be a hazardous or toxic substance regulated under federal or state law.

          (c) For purposes of this Agreement, the term "Environmental Laws" shall mean CERCLA, RCRA, RCLA and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including but not limited to those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     SECTION 7.20. SUBSCRIBERS. The number of subscribers in service for the Cellular Systems as of December 31, 1997 was not less than 68,000.

                                    ARTICLE VIII
                    PURCHASER'S AND GUARANTOR'S REPRESENTATIONS

     Purchaser and Guarantor hereby jointly and severally represent, warrant, covenant and agree, which representations, warranties, covenants and agreements, together with all other representations, warranties, covenants and agreements of Purchaser and Guarantor in this Agreement, shall survive the execution and delivery of this Agreement and the payment of the Purchase Price hereunder until the Closing Date, that:

     SECTION 8.01. ORGANIZATION; QUALIFICATION. Each of Purchaser and Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Purchaser has all necessary power and authority to (i) own and operate its properties, (ii) carry on its business as it is now being conducted, and
(iii) carry out the transactions contemplated by this Agreement and to own and operate the Assets and the Business, subject to obtaining all necessary consents required for the transfer by Sellers of the Assets.

     SECTION 8.02.  CONSENTS; AUTHORIZATION; EXECUTION AND
DELIVERY OF AGREEMENT. All necessary consents and approvals have been obtained by Guarantor and Purchaser for the execution and delivery of this Agreement.
The execution, delivery and performance of this Agreement by each of Purchaser and Guarantor has been duly and validly authorized and approved by all necessary corporate action. This Agreement is a valid and binding obligation of each of the Purchaser and Guarantor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally.

     SECTION 8.03. LITIGATION AND LEGAL PROCEEDINGS. There is no outstanding judgment against Purchaser or Guarantor, and there is no litigation, proceeding or investigation pending, or, to Purchaser's or Guarantor's knowledge, threatened, against Purchaser or Guarantor or their assets which individually or in the aggregate would, if adversely determined, result in a material adverse change in the business condition (financial or otherwise), properties, prospects or assets of Purchaser or Guarantor or which questions the validity of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser or Guarantor.

     SECTION 8.04. BROKERS. Except for TD Securities (USA) Inc., neither Purchaser nor Guarantor has engaged any agent, broker or other person acting pursuant to the express or implied authority of Purchaser or Guarantor which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Assets or the Business.

     SECTION 8.05. COMPLIANCE WITH LAWS. Each of Purchaser and Guarantor is in compliance with and is not in default under or in violation of, any statute, law (including environmental or employment laws), ordinance, decree, order, rule, regulation of any governmental body applicable to its assets or its business.

     SECTION 8.06. FCC MATTERS. Each of Purchaser and Guarantor is fully qualified under the Federal Communications Commission Authorization Act of 1990 (the "Communications Act") to be an FCC licensee, and to be approved as the assignee of the FCC Authorizations. Each of Purchaser and Guarantor knows of no reason why the FCC will not grant its consent to the assignment of the FCC Authorizations from Sellers to Purchaser. Except as set forth on Schedule 8.06 hereto, neither Purchaser, Guarantor, nor any "real party in interest" (as defined by Section 22.13 of the FCC's rules) (i) has had the FCC deny an application for an authorization, (ii) has had the FCC revoke an authorization granted to it, or (iii) has been the subject of an investigation by the FCC.

     SECTION 8.07. FINANCIAL ABILITY TO CLOSE. Each of Purchaser and Guarantor specifically represents and warrants to Sellers that Guarantor and Purchaser at Closing will have the financial ability to perform their respective obligations under this Agreement. Furthermore, each of Purchaser and Guarantor specifically agrees with Sellers that the obligation of Purchaser and Guarantor to consummate the transactions contemplated hereby is not subject to any financing contingency.

                                     ARTICLE IX
                  SELLERS', GUARANTOR'S, AND PURCHASER'S COVENANTS

     SECTION 9.01. FINANCIAL STATEMENTS AND CELLULAR SYSTEM INFORMATION. Sellers covenant and agree that from the date of execution of this Agreement until the Closing, Sellers shall provide Purchaser, within 45 days of the end of each calendar month, the financial information described in Sections 7.15(a)(iii) and (iv), as well as subscriber count information, for such month as it relates to the Business ("Interim Financial Statements").

     SECTION 9.02. GOVERNMENTAL APPROVALS. (a) Each of Guarantor and Purchaser covenants and agrees that it will fully cooperate with Sellers, and do all things reasonably necessary to assist Sellers to obtain all consents and approvals necessary for assignment to Purchaser of the FCC Authorizations and necessary authorizations of the Vermont Public Service Board and New Hampshire Public Utility Commission, including the furnishing of financial and other information specifically with respect to Guarantor or Purchaser reasonably required by the Person whose consent or approval is being sought. Sellers shall use all reasonable efforts to provide adequate prior written notice to Purchaser of any meeting with governmental authorities the purpose of which is to seek a consent or approval to the transactions contemplated hereby, and Purchaser shall use all reasonable efforts to furnish a representative to attend meetings with appropriate government authorities for the purpose of obtaining such consents or approvals. Each of Purchaser and Sellers hereby agrees to file the necessary Form(s) 490 and 702 or 704, as applicable, with the FCC transferring or assigning control of the FCC Authorization for the Business to Purchaser and diligently pursue the processing of the assignment of the FCC Authorization and necessary authorization of the Vermont Public Service Board and New Hampshire Public Utility Commission to Purchaser and to file for all other necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement within ten business days of the date of execution of this Agreement to the extent any such filings have not been made prior to the date of execution of this Agreement. Purchaser shall bear the expense of all filing fees in connection with any filings pursuant to this Section 9.02(a).

               (b) Sellers and Purchaser shall each cooperate and use their reasonable best efforts to prepare and file with the Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") and other regulatory authorities as promptly as possible, but in any event within fifteen business days of the date of execution of this Agreement, all requisite applications and amendments thereto together with related information, data and exhibits necessary to satisfy the requirements of the Hart-Scott-Rodino Act (if applicable to the transactions contemplated by this Agreement). Purchaser shall bear all the expense of all filing fees in connection with any filings pursuant to this Section 9.02(b).

     SECTION 9.03. THIRD PARTY CONSENTS; CLOSING CONDITIONS. (a) Purchaser, Guarantor and Sellers covenant and agree that each of them will reasonably cooperate with each other, and Purchaser and Guarantor will do all things reasonably necessary to assist Sellers, to obtain all consents and approvals necessary for the transfer or assignment to Purchaser of the Assumed Contracts, including the furnishing of financial and other information specifically with respect to Guarantor, Purchaser, their affiliates, or Sellers, as the case may be, reasonably required by the Person whose consent or approval is being sought. Notwithstanding the foregoing, to the extent that any Assumed Contracts listed on SCHEDULE 2.01(a) to be sold, assigned, transferred or conveyed to Purchaser, or any claim, right or benefit arising thereunder or resulting therefrom (individually, an "Interest" and collectively, the "Interests"), is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof, the other party thereto, or any third Person (including a government or governmental unit), and such approval, consent or waiver has not been obtained, or if such sale, assignment, transfer or conveyance, or attempted assignment, transfer or conveyance, of any Assumed Contract would constitute a breach thereof, and such approval, consent or waiver has not been obtained, this Agreement shall not constitute a sale, assignment, transfer or conveyance of such Assumed Contract, or an attempted assignment, transfer or conveyance thereof; provided Sellers shall use their reasonable best efforts to provide Purchaser the benefits of any such Interest as provided in
Section 17.01(b). Purchaser and Sellers shall use all reasonable efforts to consummate the transactions contemplated hereby.

               (b) Purchaser and Sellers hereby covenant and agree to use all reasonable efforts to satisfy, or assist the other party in satisfying, the closing conditions applicable to the Purchaser in Article X hereof and the Sellers in Article XI hereof prior to the Closing Date.

     SECTION 9.04. ACCESS. Purchaser shall have the right, itself or through its representatives, during normal business hours, after reasonable notice (which may be oral) to ACMC, and without undue disruption to Sellers' normal business activities, to inspect the Assets and properties of Sellers (including, but not limited to, engineering inspections and environmental assessments) and to inspect and make abstracts and reproductions of all books and records of Sellers relating to the Business including, without limitation, applications and reports to the FCC, employee records, and engineering and environmental reports, and Sellers shall furnish Purchaser with such information respecting the Assets and Business and financial records as Purchaser may, from time to time, reasonably request. Purchaser agrees to provide the Sellers with prompt written notice if Purchaser determines that, based upon information provided to Purchaser or through its own investigation, any of the Sellers is in breach of any representation, warranty or covenant of Sellers set forth in this Agreement.

     SECTION 9.05. CONDUCT OF BUSINESS. (a) From and after the date hereof, each Seller shall not engage in any practice, take any action or enter into any transaction outside the ordinary course of business with respect to the Business or the Assets without the prior approval of Purchaser, which approval shall not be unreasonably withheld or delayed. From and after the date hereof, each Seller shall:

          (i) operate the Cellular Systems in accordance with the FCC Authorizations, and comply in all material respect with all laws, rules and regulations applicable to them, including the regulations of the FCC;

          (ii) except for inventory sold in the ordinary course of business, refrain from making any material sale, lease, transfer or other disposition of any of the Assets other than in connection with replacements with assets of like use and value, or with the prior written approval of Purchaser, which approval will not be unreasonably withheld or delayed;

          (iii) refrain from modifying, amending or altering in any material respect, or terminating any of the Assumed Contracts, except so as to maintain them, and from waiving or canceling any default or breach or modifying, altering or terminating any right or asset relating to or included in the Assets without Purchaser's prior written approval, which approval will not be unreasonably withheld or delayed;

          (iv) maintain insurance on the Assets comparable to that maintained prior to the date hereof, and use the proceeds of any claims for loss under such policies, together with such other funds as may be required, to repair, replace, or restore to their former condition any Assets which may be damaged by fire or other casualty, all as soon as reasonably possible;

          (v) maintain its books and records in accordance with prior practice; maintain all of its property and assets in their present condition, ordinary wear and tear excepted; maintain supplies of inventory and spare parts consistent with past practice; and otherwise operate its business in the ordinary course in accordance with past practices, except as to changes required by law;

          (vi) use all reasonable efforts to (x) keep its business organization intact, (y) retain the services of the key employees of the Cellular Systems, and (z) maintain good relationships with its employees, suppliers, advertisers, subscribers, agents and others having business relations with it, in each case in accordance with past practices;

          (vii) refrain from subjecting any of the Assets to any new Lien other than Permitted Liens;

          (viii) provide to the Purchaser, concurrently with filing thereof, copies of all reports to and other filings with the FCC;

          (ix) not permit any of the FCC Authorizations to expire or to be surrendered or voluntarily modified in a manner adverse to the Business, or take any action which would reasonably be expected to cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation or limitation of rights under any of the FCC Authorizations; or fail to prosecute with due diligence any pending applications to any governmental authority;

          (x) notify Purchaser in writing promptly after learning of the institution or threat of any material action against such Seller in any court, or any action against such Seller before the FCC or any other governmental agency, and notify Purchaser in writing promptly upon receipt of any administrative or court order relating to the Assets or the Business; and

          (xi) pay or cause to be paid or provide for all Taxes of or relating to such Seller, the Assets and the employees required to be paid to city, county, state, Federal and other governmental units up to the Closing Date.

     (b) The Purchaser hereby acknowledges and agrees that from and after the date hereof, the Sellers may take any actions determined by the Sellers to be appropriate with respect to the Excluded Assets including without limitation selling the Excluded Assets and distributing the proceeds of any such sale(s) to the partners of the Sellers. In addition, the Sellers may take any actions with respect to the Assumed Contracts which are necessary to amend such Assumed Contracts to terminate the application of such Assumed Contracts to Hawaiian Wireless, Inc. or the business of Hawaiian Wireless, Inc.

     SECTION 9.06. EMPLOYEES. At least thirty (30) days prior to the Closing Date, Purchaser shall provide written notice to Sellers identifying any employees of Sellers listed on SCHEDULE 7.12 to whom Purchaser does not intend to extend offers of employment.

     SECTION 9.07. RESTRICTIONS ON CERTAIN ACTIONS. From the date hereof until the earlier to occur of the Closing Date or the termination of this Agreement, each of Purchaser and Guarantor will not, and each of Purchaser and Guarantor will use its best efforts to ensure that all persons whose actions or ownership interests would be attributable to Purchaser or Guarantor under the Communications Act will not, in any manner, directly or indirectly, solicit, initiate, encourage or participate in applications, bids, purchases or negotiations with respect to the acquisition of any interest in an FCC license, permit, approval or authorization that, if consummated, would have the effect under the Communications Act of preventing or delaying Purchaser or Guarantor from consummating the acquisition of the Assets as contemplated by this Agreement.

     SECTION 9.08. SUPPLEMENTAL DISCLOSURE. Sellers shall have the right from time to time prior to the Closing Date to supplement in writing the Schedules hereto with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Schedules hereto; provided, however, that no such supplemental disclosure shall be deemed to cure any breach of any representation or warranty of

Sellers made in this Agreement unless Purchaser fails to object in writing to Sellers to any such supplemental disclosure within five business days after Purchaser's receipt thereof.

     SECTION 9.09. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Each of Purchaser and Guarantor acknowledges and agrees that Sellers do not make, and have not made, any representations or warranties relating to Sellers, the Business or the Assets other than the representations and warranties of Sellers expressly set forth in this Agreement. Without limiting the generality of the disclaimer set forth in the preceding sentence, Sellers do not make, and Sellers, their partners, their partners' officers, employees and agents have not made, and shall not be deemed to have made any representations or warranties in the Confidential Descriptive Memorandum, dated October, 1997, and any supplements or addenda thereto (collectively, the "Offering Memorandum"), any presentation relating to Sellers, the Business or the Assets given in connection with the transactions contemplated by this Agreement, in any filing made by or on behalf of Sellers with any governmental agency or in any other information provided to or made available to Purchaser or Guarantor, and no statement contained in the Offering Memorandum, made in any such presentation, made in any such filing or contained in any such other information shall be deemed to be a representation or warranty of Sellers hereunder or otherwise. No person has been authorized by Sellers to make any representation or warranty in respect of Sellers, the Business or the Assets in connection with the transactions contemplated by this Agreement that is inconsistent with or in addition to the representations and warranties of Sellers expressly set forth in this Agreement.

     SECTION 9.10. NO SHOPPING. Prior to the date on which this Agreement is terminated pursuant to Article XV hereof, none of Sellers nor any of their affiliates, advisors or representatives shall, directly or indirectly, solicit, encourage or initiate any contact with, negotiate with, or provide any information to, endorse or enter into any agreement with respect to, or take any other action to facilitate any person or group, other than Purchaser and its representatives, concerning any inquiries or the making of any proposals concerning any merger, sale of all or substantially all of the Assets, acquisition of a substantial equity interest in either Seller or any similar transaction involving either Seller.

     SECTION 9.11. GUARANTY OF PURCHASER'S OBLIGATIONS. Guarantor hereby agrees to take all action necessary or appropriate to cause and enable Purchaser to perform all of its covenants, obligations and agreements under this Agreement. In addition, Guarantor hereby irrevocably, absolutely and unconditionally guarantees as surety the prompt and full discharge by Purchaser of all of Purchaser's covenants, obligations and agreements under this Agreement, including the due and punctual payment of all amounts that are or may become due and payable by Purchaser hereunder when and as the same become due and payable (collectively, "Purchaser Obligations"), in accordance with the terms hereof. Guarantor acknowledges and agrees that, with respect to all Purchaser Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against Purchaser.

                                     ARTICLE X
              CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

     The obligation of Purchaser under this Agreement with respect to the purchase and sale of the Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived in writing by Purchaser (provided that if any condition shall not have been satisfied due primarily to the actions or inaction of Purchaser or Guarantor or any of their affiliates that constitutes a breach of this Agreement, such condition shall be deemed to have been satisfied or waived by Purchaser):

     SECTION 10.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. All of the representations and warranties made by Sellers in this Agreement shall be true and correct at and as of the Closing and Sellers shall have complied with and performed all of the agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing except for such breaches and noncompliances which, in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect. Purchaser shall have been furnished with a certificate or certificates of ACMC, dated as of the Closing, certifying to the fulfillment of the foregoing conditions. As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the financial condition of the Sellers' Business taken as a whole; PROVIDED, HOWEVER, that neither (i) the effects of any events, circumstances or conditions resulting solely from changes, developments or circumstances in worldwide or national conditions (political, economic, or regulatory) that adversely affect generally the markets where the Cellular Systems are operated or affect generally industries engaged in the telecommunications business (including proposed legislation or regulation by any governmental or regulatory body or the introduction of any technological changes in the telecommunications industry), or adversely affect a broad group of industries generally, nor, (ii) except as set forth in the following sentence, any effects of competition resulting from the offering of personal communication services or other wireless telecommunications services will constitute a Material Adverse Effect. For the purposes of this Agreement, the term "Material Adverse Effect" shall be deemed to include (but not be limited to) the failure of the Cellular Systems to achieve at least 90% of (a) the Target Number of Subscribers as of the end of the month preceding the Closing Date or (b) the Target Operating Cash Flow for the Cellular Systems from January 1, 1998 to the end of the month preceding the Closing Date.

     SECTION 10.02. PARTNER RESOLUTIONS. Each Seller shall deliver to Purchaser copies of the resolutions of the Management Committee of NH-01 and ACC, as applicable, and the board of directors of ACMC authorizing the execution, delivery and performance of this Agreement by such Seller and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an officer of ACMC.

     SECTION 10.03. INCUMBENCY CERTIFICATE. Purchaser shall have received a certificate or certificates of an officer of ACMC, certifying as to the genuineness of the signatures of officers of ACMC authorized to take certain actions or execute any certificate, document, instrument or agreement to be delivered pursuant to this Agreement, which incumbency certificate shall include the true signatures of such officers.

     SECTION 10.04. THIRD PARTY CONSENT; FCC; HART-SCOTT-RODINO ACT. Sellers shall have delivered to Purchaser such material consents and approvals of third parties as are necessary to assign to Purchaser, as of the Closing, the Assets and the Assumed Contracts (including consents for the assignment of all real estate and tower leases, which require the landlord's consent to assignment and including, but not limited to, the consents set forth on SCHEDULE 10.04) and Purchaser shall have obtained all FCC Authorizations and necessary authorizations of the Vermont Public Service Board and the New Hampshire Public Utility Commission necessary for the consummation of the transactions contemplated by this Agreement. Prior to assignment, the FCC shall have issued a consent, which consent has become a Final Order, granting the FCC's consent to the assignment of the Cellular Authorizations to Purchaser. In addition, all applicable waiting periods under the Hart-Scott-Rodino Act (if applicable to the transactions contemplated by this Agreement) shall have expired or been terminated and no objection shall have been made by the FTC or the DOJ. For the purposes of this Agreement, the term "Final Order" shall mean action by the FCC as to which (i) no request for stay by the FCC, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action is pending before the FCC, and the time for filing any such petition has passed; (iii) the FCC does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the FCC's action, as applicable, is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

     SECTION 10.05. OPINION OF COUNSEL TO SELLERS. Purchaser shall have been furnished with an opinion of Edwards & Angell, counsel to Sellers, dated as of the Closing and addressed to Purchaser, and to any institution designated by Purchaser which has provided financing in connection with the transactions contemplated by this Agreement, in substantially the form of EXHIBIT C hereto.

     SECTION 10.06. OPINIONS OF FCC COUNSEL TO SELLERS. Purchaser shall have been furnished with an opinion of Lukas, Nace, Gutierrez and Sachs, Chartered, FCC counsel for Sellers, dated as of the Closing and addressed to Purchaser, and to any financial institution designated by Purchaser which has provided the financing in connection with the transactions contemplated by this Agreement, in substantially the form of EXHIBIT D attached hereto.

     SECTION 10.07. OPINIONS OF STATE REGULATORY COUNSEL TO SELLERS. As to each state in which Sellers hold FCC Authorizations which are transferred to Purchaser hereunder, Purchaser shall have been furnished with an opinion of counsel, dated as of the Closing and addressed to Purchaser, and to any financial institution which has provided financing in connection with the transactions contemplated by this Agreement, addressing state regulatory issues relating to the Licenses and having a scope similar to the form opinion set forth in Exhibit D attached hereto.

                                     ARTICLE XI
                              CONDITIONS PRECEDENT TO
                            SELLERS' OBLIGATION TO CLOSE

     The obligations of Sellers under this Agreement with respect to the sale of the Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived in writing by Sellers (provided that if any condition shall not have been satisfied due primarily to the actions or inaction of either Seller or any of their affiliates that constitutes a breach of this Agreement, such condition shall be deemed to have been satisfied or waived by Sellers):

     SECTION 11.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. All of the representations and warranties by Guarantor and Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing. Guarantor and Purchaser shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement to be performed and complied with by it on or prior to the Closing. Sellers' Representative shall have been furnished with a certificate of an officer of each of Guarantor and Purchaser, dated as of the Closing, certifying to the fulfillment of the foregoing conditions.

     SECTION 11.02. DIRECTORS' RESOLUTIONS. Guarantor and Purchaser shall deliver to Sellers' Representative copies of the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an authorized officer of Guarantor and Purchaser.

     SECTION 11.03. INCUMBENCY CERTIFICATE. Sellers' Representative shall have received a certificate of a secretary or assistant secretary of Guarantor and Purchaser, certifying as to the genuineness of the signatures of representatives of Guarantor and Purchaser authorized to take certain actions or execute any certificate, document, instrument or agreement to be delivered pursuant to this Agreement, which incumbency certificate shall include the true signatures of such representatives.

     SECTION 11.04. FCC; HART-SCOTT-RODINO ACT. Sellers shall have obtained all FCC Authorizations and necessary authorizations of the Vermont Public Service Board and the New Hampshire Public Utility Commission necessary for the consummation of the transactions contemplated by this Agreement. The FCC shall have issued a Final Order granting the FCC's consent to the assignment of the Cellular Authorizations to Purchaser. In addition, all applicable waiting periods under the Hart-Scott-Rodino Act (if applicable to the transactions contemplated by this Agreement) shall have expired or been terminated and no objection shall have been made by the FTC or DOJ.

     SECTION 11.05. OPINION OF COUNSEL TO GUARANTOR AND PURCHASER. Sellers' Representative shall have been furnished with an opinion of Moss and Barnett, a Professional Association, counsel to Guarantor and Purchaser, dated as of the Closing and addressed to Sellers in substantially the form of EXHIBIT E hereto.

                                    ARTICLE XII
                                  CASUALTY LOSSES

     In the event that there shall have been suffered between the date hereof and the Closing any casualty loss relating to the Assets or the Business, Sellers will promptly notify Purchaser of such event. Sellers shall, at their option, (i) repair, rebuild or replace the portion of the Assets damaged, destroyed or lost prior to the Closing Date, or (ii) assign to Purchaser at Closing all claims to insurance proceeds or other rights of Sellers against third parties arising from such casualty loss (the "Claims"). To the extent any Claim is not assignable, such claim may be pursued by Purchaser, for its own account and benefit, in the name of Sellers.

                                    ARTICLE XIII
                              POST CLOSING OBLIGATIONS

     SECTION 13.01. INDEMNIFICATION BY SELLERS. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Purchaser or any information Purchaser may have, but subject to the terms of this Article XIII, Sellers agree to indemnify and to hold Purchaser, its shareholders, officers, directors, and employees harmless from and against and in respect of any losses (including lost revenues), damages, costs, expenses (including costs of investigations and reasonable attorney fees), suits, demands, judgments and diminutions in value suffered or incurred by Purchaser, but excluding any consequential, exemplary, punitive or other special damages or losses, (collectively, "Losses") arising from or related to any Nonassumed Liability.

     SECTION 13.02. NON-RECOURSE TO SELLERS' PARTNERS. The obligations of Sellers to Purchaser under this Agreement and any related agreements, instruments, documents or certificates are non-recourse to Sellers' partners and if Sellers are in default hereof or under such other agreements, instruments, documents or certificates, Purchaser shall not have any recourse to the personal assets of any partner of Sellers. Purchaser's recourse shall be limited solely as provided in Section 17.07.

                                    ARTICLE XIV
                         CONFIDENTIALITY AND PRESS RELEASES

     SECTION 14.01. CONFIDENTIALITY. Each party (in such capacity, a "Recipient Party") shall hold in strict confidence all documents and information concerning the other (in such capacity, a "Disclosing Party") and its business and properties and, if the transactions contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in written form) shall immediately thereafter be returned to the Disclosing Party. In furtherance of the foregoing, without the express prior written consent of the Disclosing Party, the Recipient Party shall not, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for its benefit or for the benefit of others) or otherwise make available in any manner whatsoever, any such documents or information to anyone except as provided in Section 14.03. If the Recipient Party breaches, or threatens to commit a breach of, any of the provisions of this Article
XIV, the Disclosing Party shall have the right (in addition to any other rights and remedies available at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to the Disclosing Party and that money damages would not be an adequate remedy.

     SECTION 14.02. PRESS RELEASES. No press release or public disclosure, either written or oral, of the existence or terms of this Agreement shall be made by either Purchaser or Sellers without the consent of the other subject to the provisions of Section 14.03, and Purchaser and Sellers shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which Purchaser or Sellers, as the case may be, proposes to make such press release.

     SECTION 14.03. DISCLOSURES REQUIRED BY LAW. This Article XIV shall not, however, be construed to prohibit any party from making any disclosures to any governmental authority that it is required to make by law or from filing this Agreement with, or disclosing the terms of this Agreement to, any institutional lender to such party, or prohibit Sellers, Purchaser or any of their affiliates from disclosing to its investors, partners, accountants, auditors, attorneys, parent company and broker/dealers such terms of this transaction as are customarily disclosed to them in connection with the sale or acquisition of a cellular telephone system; PROVIDED, HOWEVER, that any such party shall be informed of the confidential nature of such information and shall agree to keep such information confidential in accordance with the terms of Section 14.01 hereof; and PROVIDED, HOWEVER, that each party shall provide to the other reasonable advance copies of any public release except where the provision of such advance notice is not permissible.

                                     ARTICLE XV
                                    TERMINATION

     SECTION 15.01. BREACHES AND DEFAULTS; OPPORTUNITY TO CURE. Prior to the exercise by a party of any termination rights afforded under this Agreement, if either party (the "Non-Breaching Party") believes the other (the "Breaching Party") to be in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon the Breaching Party shall have thirty (30) days from the receipt of such notice to cure such breach to the reasonable satisfaction of the Non-Breaching Party; PROVIDED, HOWEVER, that if such breach is curable but is not capable of being cured within such period and if the Breaching Party shall have commenced action to cure such breach within such period and is diligently attempting to cure such breach, then the Breaching Party shall be afforded an additional sixty (60) days to cure such breach, PROVIDED, HOWEVER, Purchaser shall have no opportunity to cure the breach of its obligations to deliver any required portion of the Purchase Price to be delivered to Sellers at Closing; and PROVIDED, FURTHER, HOWEVER, that the cure period for a breach shall in no event extend beyond the Outside Date (as defined in Section 15.02(e)). If the breach is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate this Agreement (as provided in Section 15.02). This right of termination shall be in addition to, and not in lieu of, any legal or equitable remedies available to the Non-Breaching Party.

     SECTION 15.02. TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned, by written notice given to the other party hereto, at any time prior to the Closing:

               (a)  by mutual written consent of Sellers and Purchaser;

               (b) by either Purchaser or Sellers, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise permanently prohibiting the sale of the Assets to Purchaser (which Sellers and Purchaser shall have used all reasonable efforts to have lifted or reversed) and such order, decree, ruling or other action shall have become final and nonappealable;

               (c) subject to Section 15.01, by Purchaser, if Sellers shall have breached any of their representations herein or if Sellers shall have breached any of their covenants herein and such breaches, in the aggregate, would reasonably be expected to have a Material Adverse Effect;

               (d) subject to Section 15.01, by Sellers, if Purchaser or Guarantor shall have materially breached any of their representations or covenants herein; or

               (e) by either Sellers or Purchaser if the Closing shall not have occurred on or before December 31, 1998 (the "Outside Date"), unless the failure to have the Closing shall be due to the failure of the party seeking to terminate this Agreement to perform in any material respect its obligations under this Agreement required to be performed by it at or prior to the Closing.

                                    ARTICLE XVI
                                   BROKERS' FEES

     Each party represents and warrants to the other that it shall be solely responsible for the payment of any fee or commission due to any broker or finder it has engaged with respect to this transaction and the other party hereto shall be indemnified for any liability with respect thereto.

                                    ARTICLE XVII
                                   MISCELLANEOUS

     SECTION 17.01. ADDITIONAL INSTRUMENTS OF TRANSFER. (a) From time to time after the Closing, each party shall, if requested by another party, make, execute and deliver such additional assignments, bills of sale, deeds and other instruments, as may be reasonably necessary or proper to carry out the specific provisions of this Agreement, including transfer to

Purchaser all of Sellers' right, title and interest in and to the Assets. Such efforts and assistance shall be at the cost of the requesting party.

          (b) Anything in this Agreement to the contrary notwithstanding, Sellers are not obligated to sell, assign, transfer or convey to Purchaser any of their rights and obligations in and to any Interest without first obtaining all necessary approvals, consents or waivers. To the extent any of the approvals, consents or waivers listed on SCHEDULE 10.04 have not been obtained by Sellers as of the Closing and Purchaser elects to proceed with the Closing, Sellers shall, for a period equal to the shorter of twelve months after the Closing, or the remaining term of such Interest, use all reasonable efforts to
(i) obtain the consent of any such third party; (ii) cooperate with Purchaser in any reasonable and lawful arrangements designed to provide the benefits (including, without limitation, the payment to Purchaser of any monies received by Sellers in connection therewith) of such Interest to Purchaser so long as Purchaser performs all obligations with respect to the Interest (and the payment of all expenses in connection therewith); and (iii) enforce, at the request of Purchaser and at the expense and for the account of Purchaser, any rights of Sellers arising from such Interest against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interest in accordance with the terms thereof upon the request of Purchaser); provided, however, that none of Purchaser or Sellers shall be obligated to pay any consideration or other sums therefor (except for filing fees and other ordinary administrative charges and except as set forth above) to the third party from whom such approval, consent or waiver is requested.

     SECTION 17.02. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered, sent by telecopier, recognized overnight delivery service or registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

          (i)  If to Purchaser or Guarantor:

                   Rural Cellular Corporation
                   P.O. Box 2000
                   Alexandria, MN  56308-2000
                   Attention:      Richard P. Ekstrand
                                   President and Chief Executive Officer
                   Facsimile No.: (320) 808-2102

                   with a required copy to:

                   Moss & Barnett, A Professional Association
                   4800 Norwest Center
                   Minneapolis, MN  55402-4129
                   Attention:      Ann K. Newhall, Esq.
                   Facsimile No.: (612) 339-6686

          (ii)  If to Sellers:

                   Atlantic Cellular Company, L.P.
                   15 Westminster Street, Suite 830
                   Providence, Rhode Island  02903
                   Attention:     Charles C. Townsend
                                  Chairman and Chief Executive Officer
                   Facsimile No.:  (401) 421-9260

                   with a required copy to:

                   Edwards & Angell
                   2700 Hospital Trust Tower
                   Providence, Rhode Island 02903
                   Attention:  Walter G. D. Reed, Esq.
                   Facsimile No.:  (401) 276-6611

     Notices delivered personally shall be effective upon delivery against receipt. Notices transmitted by telecopy shall be effective when received, provided that the burden of proving notice when notice is transmitted by telecopy shall be the responsibility of the party providing such notice.
Notices delivered by overnight mail shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or 72 hours after mailing, whichever is earlier.

     SECTION 17.03. EXPENSES. Each party shall bear its own expenses and costs, including the fees of any corporate and FCC attorney retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; provided that Purchaser shall bear the expense of all FCC, Hart-Scott-Rodino Act (if applicable) and other governmental filing fees.

     SECTION 17.04. SELLERS' REPRESENTATIVE. Each of the Sellers hereby designates ACC to be the initial Sellers' Representative. The Sellers' Representative may be removed, and a new Sellers' Representative designated, at any time and from time to time, by a written notice to Purchaser from the Sellers. In furtherance of the foregoing designation of Sellers' Representative, each of the Sellers, by its execution hereof, hereby makes, constitutes and appoints ACC (or any successor Sellers' Representative designated in accordance with the terms hereof), to be its true, sufficient and lawful attorney for it and in its name, place and stead, for the purpose of acting as Sellers' Representative under this Agreement, and to do and perform all necessary acts contemplated under this Agreement both prior to, at and subsequent to the Closing Date (including the performance and prosecution of this Agreement both prior to, at and subsequent to the Closing Date), in as full and ample a manner as such Seller might do if such Seller were personally present. The Purchaser shall not be responsible or liable in any manner for any actions taken or admitted to be taken by the Sellers' Representative, including but not limited to, any actions with respect to any amounts paid to the Sellers' Representative pursuant hereto, and the Purchaser shall be indemnified and held harmless against any loss, expense or damage arising therefrom.

     SECTION 17.05. TRANSFER TAXES. Sellers shall bear the expense of all use, sales and transfer taxes, if any, imposed in connection with the sale and delivery of the Assets acquired by Purchaser under this Agreement. Notwithstanding anything else to the contrary set forth in this Section 17.05, Purchaser shall in no event be responsible in any manner for the payment of any taxes on any income or gain which Sellers may realize as a result of the sale of the Assets or otherwise related to the transactions contemplated by this Agreement.

     SECTION 17.06. COLLECTION PROCEDURES. From and after the Closing, Purchaser shall have the right and authority, at its expense, to collect for its account all items to which it is entitled as provided in this Agreement and to endorse with the name of the Sellers any checks or drafts received on account of any such items.

     SECTION 17.07. SPECIFIC PERFORMANCE. The parties recognize and acknowledge that in the event that any party hereto shall fail to perform its obligations under the terms of this Agreement, money damages alone will not be adequate to compensate the other parties to this Agreement. The parties therefore agree and acknowledge that in the event either the Purchaser or the Sellers fail to perform their obligations under this Agreement prior to Closing, the other party shall be entitled, in addition to any other rights and remedies on account of such failure, to specific performance of the terms of this Agreement and of the covenants and obligations hereunder.

     SECTION 17.08. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without application of principles of conflicts of law).

     SECTION 17.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed.

     SECTION 17.10. SUCCESSORS AND ASSIGNS. All agreements made and entered into in connection with this transaction shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

     SECTION 17.11. AMENDMENTS; WAIVERS. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

     SECTION 17.12. ENTIRE AGREEMENT. This Agreement merges all previous negotiations and agreements between the parties hereto, either verbal or written, and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.

     SECTION 17.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.

     SECTION 17.14. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any person.

     SECTION 17.15. SECTION HEADINGS. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 17.16. INTERPRETATION. As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either party as the drafter.

     SECTION 17.17. FURTHER ASSURANCES. For a period of six (6) months after Closing, Sellers agree to provide to Purchaser from time to time any information that Sellers possess with respect to the operation of the Business and Assets prior to the Closing which the Purchaser reasonably requests in the future in connection with the Purchaser's financing efforts now or in the future or in connection with any FCC or other regulatory filing.

     SECTION 17.18. THIRD PARTIES. Nothing herein, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 17.19  CERTAIN DEFINED TERMS.  As used in this Agreement the term
(a) "to Sellers' knowledge" or any similar phrase means the actual knowledge of one of the Executive Officers and (b) "Executive Officers" shall mean Messrs. Charles C. Townsend, John P. Kelly and Todd C. DeSisto, the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Vice President and Chief Financial Officer of ACMC.

     SECTION 17.20 SECOND PURCHASE AGREEMENT. Attached hereto as EXHIBIT F is a form of Purchase Agreement (the "Second Purchase Agreement") among the Sellers Identified Therein and the Purchaser. The parties hereto hereby acknowledge and agree that the form of the Second Purchase Agreement including all the terms and conditions set forth therein are acceptable to each of the parties hereto. ACC will use its reasonable efforts to obtain the signatures of each of the Sellers identified in the Second Purchase Agreement prior to Monday, March 30, 1998. In the event ACC is able to obtain signatures prior to such date, (a) the Purchaser will execute the Second Purchase Agreement, (b) this Agreement shall be deemed null and void, and (c) the transactions contemplated by the Second Purchase Agreement will proceed to closing, subject to the terms and conditions of the Second Purchase Agreement. In the event ACC is unable to obtain such signatures prior to such date, no party shall be under any further obligations with respect to this Section 17.20 or the Second Purchase Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                              SELLERS:

                              ATLANTIC CELLULAR COMPANY, L.P.

                              By:  Atlantic Cellular Management Company,
                                   its Managing General Partner

                              By:   /s/ Charles C. Townsend
                                  ----------------------------------------------
                                   Charles C. Townsend
                                   Chairman and Chief Executive Officer

                              ATLANTIC CELLULAR/NEW HAMPSHIRE RSA NUMBER ONE LIMITED PARTNERSHIP

                              By:  Atlantic Cellular Company, L.P.,
                                   its General Partner

                              By:  Atlantic Cellular Management Company,
                                   its Managing General Partner

                              By:   /s/ Charles C. Townsend
                                  ----------------------------------------------
                                   Charles C. Townsend
                                   Chairman and Chief Executive Officer

                              PURCHASER:

                              RCC ATLANTIC, INC.

                              By:   /s/ Richard P. Ekstrand
                                  ----------------------------------------------
                                   Richard P. Ekstrand
                                   President and Chief Executive Officer

                              GUARANTOR:

                              RURAL CELLULAR CORPORATION

                              By:   /s/ Richard P. Ekstrand
                                  ----------------------------------------------
                                   Richard P. Ekstrand
                                   President and Chief Executive Officer

                                     EXHIBIT A

                       BILL OF SALE AND ASSIGNMENT AGREEMENT

     KNOW ALL MEN BY THESE PRESENTS, pursuant to that certain Asset Purchase Agreement dated as of February 13, 1998 (the "Asset Purchase Agreement") by and among ATLANTIC CELLULAR COMPANY, L.P., a Delaware limited partnership ("ACC") and ATLANTIC CELLULAR/NEW HAMPSHIRE RSA NUMBER ONE LIMITED PARTNERSHIP, a Delaware limited partnership ("NH-01"; and together with ACC, individually a "Seller" and collectively the "Sellers"), RURAL CELLULAR CORPORATION ("Guarantor") and RCC ATLANTIC, INC., a Minnesota corporation ("Purchaser"), that the undersigned Sellers, for and in consideration of the payment of the Purchase Price and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby grant, sell, convey, transfer, assign and deliver to Purchaser as of the date hereof all of the Assets, free and clear of all Liens other than Permitted Liens.

     The Assets shall include all real and personal tangible and intangible assets, properties, rights and business owned by each Seller of whatever description, which relate in any way to the ownership, use or operation of the Business. Such Assets shall include, without limitation, the assets set forth in Section 2.01 of the Asset Purchase Agreement.

     EXCEPTING, EXCLUDING AND RESERVING, however, as set forth in Section 2.02 of the Asset Purchase Agreement, from the assets and properties of Sellers conveyed to Purchaser by means of this Bill of Sale, the Excluded Assets as more particularly described in Section 2.02 of and Schedule 2.02 to the Asset Purchase Agreement.

     TO HAVE AND TO HOLD, all and singular, the Assets hereby sold, assigned, transferred and conveyed to Purchaser and its successors and assigns, to and for their own use and benefit forever.

     Except as otherwise defined herein, capitalized terms used in this Bill of Sale and Assignment Agreement shall have the same meaning herein as defined in the Asset Purchase Agreement.

     This Bill of Sale and Assignment Agreement is subject to all the terms and conditions of the Asset Purchase Agreement. No provision of this Bill of Sale and Assignment Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Asset Purchase Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Bill of Sale and Assignment Agreement and the terms and conditions of the Asset Purchase Agreement, the terms and conditions of the Asset Purchase Agreement shall control.

     Specifically excluded from this Bill of Sale and Assignment Agreement is any right, title or interest which is by law or contract non-assignable without the consent of the other party or parties thereto, unless and until such consent has been given, whereupon the assignment of such right, title or interest shall be automatically effective. Pending receipt of such consents, the benefit of such rights, title and interests shall be afforded to Purchaser in accordance with the terms and provisions of the Asset Purchase Agreement.

     This instrument shall be binding upon each Seller and its successors and assigns, and shall inure to the benefit of Purchaser and its successors and assigns.

     This Bill of Sale and Assignment Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, Sellers have caused this Bill of Sale and Assignment Agreement to be executed by its duly authorized officers as of the date first written above.


                              ATLANTIC CELLULAR COMPANY, L.P.

                              By:  Atlantic Cellular Management Company,
                                   its Managing General Partner


                              By:
                                  ----------------------------------------------
                                   Name:
                                   Title:


                              ATLANTIC CELLULAR/NEW HAMPSHIRE
                              RSA NUMBER ONE LIMITED PARTNERSHIP

                              By:  Atlantic Cellular Company, L.P.,
                                   its General Partner

                              By:  Atlantic Cellular Management Company,
                                   its Managing General Partner


                              By:
                                  ----------------------------------------------
                                   Name:
                                   Title:

                                     EXHIBIT B

                                ASSUMPTION AGREEMENT


     AGREEMENT made as of _______________, 1998 by and among ATLANTIC CELLULAR COMPANY, L.P., a Delaware limited partnership ("ACC") and ATLANTIC CELLULAR/NEW HAMPSHIRE RSA NUMBER ONE LIMITED PARTNERSHIP, a Delaware limited partnership ("NH-01"; and together with ACC, individually a "Seller" and collectively the "Sellers") and RCC ATLANTIC, INC., a Minnesota corporation ("Purchaser") (the "Assumption Agreement").

                                W I T N E S S E T H

     WHEREAS, Sellers, Rural Cellular Corporation and Purchaser have entered into an Asset Purchase Agreement dated as of February 13, 1998 (the "Asset Purchase Agreement") and the consummation of the transactions contemplated by the Asset Purchase Agreement is occurring on the date hereof; and

     WHEREAS, under the terms of the Asset Purchase Agreement, Purchaser agreed to assume certain liabilities and obligations of Sellers; and

     WHEREAS, except as otherwise defined herein, capitalized terms used in this Assumption Agreement shall have the same meaning herein as defined in the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     For value received, from and after the date and time hereof, Purchaser hereby assumes and agrees to perform and discharge in a timely manner the Assumed Liabilities; PROVIDED, HOWEVER, as to any lease, contract or other agreement included in the Assets which cannot be sold, tranferred, assigned, conveyed or delivered effectively without the consent of a third party, which consent has not been obtained, this Assumption Agreement shall be of no force of effect until such requisite consent is obtained, whereupon this Assumption Agreement shall become of full force and effect with respect thereto.

     Except as otherwise specifically provided herein or in the Asset Purchase Agreement or as otherwise agreed to in writing by Sellers and Purchaser, Purchaser does not, and shall not, assume or be deemed to assume, under the Asset Purchase Agreement or otherwise by reason of the transactions contemplated thereby, any Nonassumed Liabilities.

     Each party hereto agrees, upon the reasonable request of the other party hereto (and at such other party's expense), to make, execute and deliver any or all documents or instruments of any kind or character, and to perform all such other actions, that may be necessary or proper and reasonable to effectuate, confirm, perform or carry out the terms and provisions of this Assumption Agreement.

     The Assumed Liabilities being assumed pursuant to this Assumption Agreement are subject to the terms and conditions of the Asset Purchase Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Assumption Agreement and the terms and conditions of the Asset Purchase Agreement, the terms and conditions of the Asset Purchase Agreement shall control.

     This Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, that this Assumption Agreement and all rights, privileges, duties and obligations of the parties hereto or hereunder, may not be assigned or delegated by any of the parties hereto without the prior written consent of the other parties to this Assumption Agreement.

     This Assumption Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

                [The rest of this page is left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed by its duly authorized officers as of the date first written above.


                              ATLANTIC CELLULAR COMPANY, L.P.

                              By:  Atlantic Cellular Management Company,
                                   its Managing General Partner


                              By:
                                  ----------------------------------------------
                                   Name:
                                   Title:


                              ATLANTIC CELLULAR/NEW HAMPSHIRE
                              RSA NUMBER ONE LIMITED PARTNERSHIP

                              By:  Atlantic Cellular Company, L.P.,
                                   its General Partner

                              By:  Atlantic Cellular Management Company,
                                   its Managing General Partner


                              By:
                                  ----------------------------------------------
                                   Name:
                                   Title:


                              RCC ATLANTIC, INC.


                              By:
                                  ----------------------------------------------
                                   Richard P. Ekstrand
                                   President and Chief Executive
                                   Officer

                                     EXHIBIT C

                            OPINION OF SELLERS' COUNSEL

                                            [], 1998


Rural Cellular Corporation
RCC Atlantic, Inc.
c/o Rural Cellular Corporation
P.O. Box 2000
Alexandria, MN  56308-2000

     Re:  OPINION OF COUNSEL TO SELLERS

Ladies and Gentlemen:

     We have acted as special counsel to Atlantic Cellular Company, L.P., a Delaware limited partnership ("ACC") and Atlantic Cellular/New Hampshire RSA Number One Limited Partnership, a Delaware limited partnership ("NH-01"; and together with ACC, individually a "Seller" and collectively the "Sellers") in connection with the execution and delivery of that certain Asset Purchase Agreement dated February 13, 1998 (the "Purchase Agreement") by and among Sellers, Rural Cellular Corporation, a Minnesota corporation ("Guarantor") and RCC Atlantic, Inc., a Minnesota corporation ("Purchaser"). This opinion letter is delivered to you pursuant to Section 10.05 of the Purchase Agreement. Capitalized terms used herein without definition shall have the meaning given to such terms in the Purchase Agreement.

     In connection with the delivery of this opinion, we have examined the Purchase Agreement, including the Schedules thereto, the Bill of Sale and the Assumption Agreement (collectively, the "Related Agreements"), and the
partnership records of the Sellers.   We have also examined such other
agreements, instruments and documents and matters of law as we deemed relevant or necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have relied, without independent verification, on the certificates of the partners of the Sellers, certificates of public officials and upon the accuracy and completeness of the representations set forth in the Purchase Agreement. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based upon our knowledge, we are referring solely to the conscious awareness of the particular Edwards & Angell attorneys who have devoted substantive attention to the matters contemplated by the Purchase Agreement without there being any investigation other than inquiry of the partners or officers of such partners of the Sellers. No inference as to our actual or imputed knowledge concerning any fact should be drawn from the fact of our past or current representation of the Sellers.

     In our examination we have assumed (a) the genuineness of all signatures,
(b) the completeness and authenticity of all documents and records submitted to us as originals, (c) the conformity to original documents and records of all documents and records submitted to us as certified, photostatic or conformed copies, (d) the due execution and delivery of the Related Agreements by the Purchaser and Guarantor, (e) the validity of all applicable statutes, ordinances, rules and regulations and (f) the legal capacity of all natural persons executing documents.

     We do not opine with respect to any law, regulation, rule or policy enacted or adopted after the date hereof, nor assume any responsibility to update our opinions hereinafter set forth. We have investigated such questions of law we have deemed necessary for the purpose of rendering this opinion. Our opinions expressed herein are limited to the Delaware Limited Partnership Act and the laws of the State of New York and the Federal law of the United States and we do not express any opinion herein concerning any other law. We express no opinion as to the effect of or any matter related to (a) the Communications Act of 1934, as amended or the rules, regulations, orders, policies and decisions of the FCC or (b) any state pubic utilities law or the rules, regulations, orders, policies and divisions of any state.

     The opinions expressed below are subject to the following qualifications:

     a. The validity and enforceability of the Related Agreements may be subject to and affected by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, avoidance or other laws relating to or affecting the rights of creditors generally.

     b. The validity and enforceability of the Related Agreements and particular provisions thereof are subject to or may be affected by limitations imposed by general principles of equity and the availability of equitable remedies (regardless of whether enforcement is considered in proceedings at law or in equity).

     c. The validity and enforceability of the Related Agreements may be subject to or affected by statutory or decisional law limiting or rendering ineffective obligations to indemnify or the waiver or release of rights or defenses.

     d. Certain rights, remedies, forfeitures, penalties, waivers or elections contained in the Related Agreements may be rendered ineffective or limited by applicable laws or judicial decisions governing such provisions, but such laws and judicial decisions do not, in our opinion, make the Related Agreements inadequate for the substantive realization of the benefit intended to be provided thereby.

     Based upon, and subject to, the foregoing, we are of the opinion that:

     1. Sellers are limited partnerships duly organized, validly existing and in good standing under the laws of the State of Delaware and have the power and authority to own and operate the Assets and to carry on the Business as now being conducted.

     2. Sellers have all requisite power and authority to execute and deliver the Related Agreements to which they are a party, to consummate the transactions contemplated thereby and to perform their obligations thereunder. The execution, delivery and performance by Sellers of the Related Agreements and the consummation by Sellers of the transactions contemplated thereby have been duly authorized by all necessary action and no approval of the Sellers' partners is required in connection therewith. The Related Agreements to which Sellers are a party have been duly executed and delivered by them and constitute legal, valid and binding obligations of Sellers and are enforceable against such Sellers in accordance with their terms.

     3. The execution and delivery by Sellers of the Related Agreements, the consummation of the transactions contemplated thereby, and compliance by Sellers with the provisions thereof do not and will not, with notice or passage of time or both, (A) conflict with, or constitute a default under, or result in a breach or violation of the terms, conditions or provisions of (i) the Sellers' certificates of limited partnership or limited partnership agreements; (ii) any law applicable to the Sellers; or (iii) the express terms of any material loan agreement or mortgage to which Sellers are a party or by which they are bound (subject to the receipt of any required consents, which consents, assuming execution where required by Sellers and the compliance by Sellers of any terms required by such consent, have been obtained), or (B) require the consent or approval of, or filing or registration with, any governmental or regulatory authority that has not already been obtained or made, excluding in any such case consents, approvals, filings or registrations, the failure to obtain or make, as the case may be, would not reasonably be expected to have a material adverse effect on Sellers.

     4. To our knowledge, (A) there is no outstanding judgment against Sellers which questions the validity of any action to be taken pursuant to or in connection with the Purchase Agreement, and (B) there is no litigation, proceeding or investigation pending or threatened against Sellers that questions the validity of any action to be taken pursuant to or in connection with the Purchase Agreement.

     This opinion is solely for your benefit in connection with the transaction contemplated by the Purchase Agreement and without our express written consent this opinion may not be relied upon in any manner by any other person. This opinion is not to be referred to or quoted in any document, report or financial statement, or filed with, or delivered to, any governmental agency or other person or entity, without our prior written consent in each instance.

                                                  Very truly yours,



                                                  EDWARDS & ANGELL

                                     EXHIBIT D
                            FORM OF FCC COUNSEL OPINION
                   [LUKAS, NACE, GUTIERREZ AND SACHS LETTERHEAD]

                                                          DATE



Rural Cellular Corporation
RCC Atlantic, Inc.
c/o Rural Cellular Corporation
P.O. Box 2000
Alexandria, MN  56308-2000

     RE: ASSET PURCHASE AGREEMENT DATED AS OF FEBRUARY 13, 1998, BY AND AMONG ATLANTIC CELLULAR COMPANY, L.P., ATLANTIC CELLULAR/NEW HAMPSHIRE RSA NUMBER ONE, L.P., RURAL CELLULAR CORPORATION ("GUARANTOR") AND RCC ATLANTIC, INC. ("PURCHASER")

Gentlemen and Ladies:

     We have been requested to provide you with this opinion pursuant to Section
10.06 of the Asset Purchase Agreement ("Agreement"), dated as of February 13, 1998, by and among Atlantic Cellular Company, L.P., a Delaware limited partnership ("ACC") and Atlantic Cellular/New Hampshire RSA Number One, L.P., a Delaware limited partnership ("NH-01"), and together with ACC (individually a "Seller" and collectively the "Sellers"), Rural Cellular Corporation ("Guarantor") and RCC Atlantic, Inc. ("Purchaser"). Capitalized terms used in this opinion and not defined otherwise herein shall have the respective meanings ascribed to them in the Agreement.

     We have acted as special communications counsel to the Sellers in connection with certain matters arising before the Federal Communications Commission ("FCC"). In that capacity we have devoted substantial attention to certain matters upon the request of the Sellers. The Sellers may have employed in house or separate counsel to devote substantial attention in connection with certain other FCC related matters and for other purposes. Our opinion as special communications counsel should not be read to encompass any matters as to which we have not been retained to devote substantial attention.

     As special communications counsel we address only matters within the jurisdiction of the FCC. The following opinions are based upon and concern only the effect of the Communications Act of 1934, as amended, ("Act") and the rules, regulations and published copies of the FCC (collectively "Communications Laws"). We express no opinion with respect to any other law, statute, rule, regulation, ordinance, decision, judgment, decree, legal requirement, or legal authority, whatsoever. This opinion should not be construed to render an opinion on any matter of state law with respect to the Sellers or their operations, nor on any matter concerning the validity of the issuance of securities or the procedure for the perfection of security interests.

     In rendering this opinion we have examined the Agreement, and (i) the Communications Laws; (ii) the publicly available records of the FCC related to the FCC Licenses ("Public File"); and (iii) our files based upon our representation of the Sellers before the FCC. Collectively, our investigation referred to in this paragraph is "Our Inquiry."

     In making Our Inquiry, we have assumed, without independent verification:
(i) the genuineness of all signatures (whether original or photostatic) and the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies; (ii) that where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such documents had authority to do so; and
(iii) the correctness of public files, records/certificates and information of, or furnished by, governmental or regulatory agencies or authorities, except where we have specific knowledge to the contrary.

     As to all questions of fact material to this opinion, in making Our Inquiry, we have relied solely upon: (i) an examination of the Public File;
(ii) the representations and warranties of the Sellers contained in the Agreement and the other documents referred to above; and (iii) facts contained in our files maintained in connection with our representation of the Sellers. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

     When used in this opinion, the term "Our Knowledge" refers to the actual current knowledge of the attorneys currently in this firm who have been actively involved in the representation of the Sellers. No inference as to our knowledge of the existence or nonexistence of facts, other than facts of which we have obtained actual knowledge as a result of our representation of the Sellers should be drawn from our representation of the Sellers as special communications counsel.

     Whenever our opinion with respect to the existence or nonexistence of facts is qualified by the phrase "To Our Knowledge," or some similar phrase, it is intended to indicate that no information has come to the attention of those attorneys in the course of our representation that would give them actual knowledge that our opinion with respect to the existence or nonexistence of such facts is inaccurate. We have not, however, undertaken any independent investigation of the Sellers or their facilities or operations to determine the existence or nonexistence of such facts -- including on-site field inspections, including, but not limited to inspection of the physical condition of the Sellers' facilities, or whether the actual operation of these facilities is in compliance with legal, regulatory or technical standards which may be applicable -- other than Our Inquiry as specifically identified above. Moreover you should be aware that such inspections are not within our professional responsibility as attorneys, and we do not make such inspections. Our opinion, therefore, does not encompass any matter which would be apparent, inter alia, only as a result of such independent investigations.

     Whenever our opinion is qualified by the phrase "after Our Inquiry" or some similar phrase, it is intended to indicate that we undertook Our Inquiry as described herein, but did not undertake any independent investigation or evaluation to confirm the accuracy or completeness of the responses obtained from Our Inquiry.

     This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991) ("Accord"). As a consequence, it is therefore subject to a number of other qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith.

     Subject to the qualifications, assumptions and limitations set forth herein, based on Our Inquiry, we are of the opinion that:

     1. The Sellers hold the FCC licenses, permits and authorizations listed on Exhibit A hereto ("FCC Licenses").

     2. Except as may be disclosed on Exhibit B hereto, to Our Knowledge, the FCC Licenses are in full force and effect, have not been suspended, revoked, canceled, or modified in any materially adverse way, and are not subject to any condition outside the ordinary course.

     3. Except as may be disclosed on Exhibit B hereto, to Our Knowledge, all applicable, administrative and judicial appeal, review and reconsideration periods relating to the grant of the FCC Licenses have expired without our being served with any timely filing of any such appeal, review request or reconsideration petition, and without the FCC having instituted review or reconsideration of the grant of any of the FCC Licenses on its own motion.

     4. To Our Knowledge, no notice of violation, order to show cause, material complaint or investigation by or before the FCC is pending or threatened in writing regarding any of the FCC Licenses, which threatens or might materially adversely affect any of the FCC Licenses or result in any material adverse effect on the ownership or operation of the facilities held by the Sellers.

     5. We have no knowledge of any pending action, event, or matter which has occurred, or which has been threatened in writing, that would lead us to believe, subject to the Sellers' continued regulatory compliance, that any FCC License would not be renewed in the ordinary course.

     6. The FCC has granted its consent to the assignment of the FCC Licenses identified on Exhibit A hereto, from Sellers to [Purchaser] on the dates specified and such consent is a Final Order. Such consent constitutes all necessary consent, approval and authorization required under the Communications Laws to convey the Assets of the Cellular Systems to [Purchaser] as contemplated by the Agreement.

     7. To Our Knowledge, neither the execution and delivery of the Agreement by the Sellers nor the conveyance of the Assets of the Cellular Systems to [Purchaser] as contemplated by the Agreement, will violate the Communications Laws.

     This opinion is being provided to you solely for your use in connection with the Agreement. It may not be quoted, copied, delivered to, or relied upon by anyone other than you in connection with the Agreement, and may be used for no other purpose, without our express, written consent. This opinion is effective only as of the date hereof and is based on statutory laws and judicial decisions that are effective on the date hereof. We do not opine with respect to any law, regulation, rule or governmental policy which may be enacted, adopted, or become effective after the date hereof, nor do we undertake any professional responsibility to advise you as to any subsequent event either in the nature of a change of fact or law, as to which we may become aware. Moreover, this opinion should not be assumed to state general principles of law applicable to transactions of this kind. Where any portion of this opinion may be construed or understood to opine concerning the effect or possible effect on the operations, financial or otherwise of the Sellers, you are advised that we have no particular expertise or qualification with respect to such matters, and you rely upon such an opinion solely at your own risk.

                                   LUKAS, NACE, GUTIERREZ AND SACHS CHARTERED

                                     EXHIBIT E

                   OPINION OF PURCHASER'S AND GUARANTOR'S COUNSEL

                                           [], 1998



Atlantic Cellular Company, L.P.
15 Westminster Street, Suite 830
Providence, RI  02903

Atlantic Cellular/New Hampshire
RSA Number One Limited Partnership
15 Westminster Street
Providence, Rhode Island  02903

     Re:  OPINION OF COUNSEL TO PURCHASER

Ladies and Gentlemen:

     We have acted as special counsel to RCC Atlantic, Inc., a Minnesota corporation ("Purchaser") and Rural Cellular Corporation, a Minnesota corporation ("Guarantor") in connection with the execution and delivery of that certain Asset Purchase Agreement dated February 13, 1998 (the "Purchase Agreement") by and among Purchaser, Guarantor, Atlantic Cellular Company, L.P., a Delaware limited partnership ("ACC") and Atlantic Cellular/New Hampshire RSA Number One Limited Partnership, a Delaware limited partnership ("NH-01"; and together with ACC, individually a "Seller" and collectively the "Sellers"). Capitalized terms used herein without definition shall have the meaning given to such terms in the Purchase Agreement.

     In connection with the delivery of this opinion, we have examined the Purchase Agreement, including the Schedules thereto and the Assumption Agreement (collectively, the "Related Agreements"), and the corporate records of the Purchaser and Guarantor. We have also examined such other agreements, instruments and documents and matters of law as we deemed relevant or necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have relied, without independent verification, on the certificates of officers of the Purchaser and Guarantor, certificates of public officials and upon the accuracy and completeness of the representations set forth in the Purchase Agreement. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based upon our knowledge, we are referring solely to the conscious awareness of the particular ______________ attorneys who have devoted substantive attention to the matters contemplated by the Purchase Agreement without there being any investigation other than inquiry of the senior officers of the Purchaser and Guarantor. No inference as to our actual or imputed knowledge concerning any fact should be drawn from the fact of our past or current representation of the Purchaser and Guarantor.

     In our examination we have assumed (a) the genuineness of all signatures,
(b) the completeness and authenticity of all documents and records submitted to us as originals, (c) the conformity to original documents and records of all documents and records submitted to us as certified, photostatic or conformed copies, (d) the due execution and delivery of the Related Agreements by Sellers,
(e) the validity of all applicable statutes, ordinances, rules and regulations and (f) the legal capacity of all natural persons executing documents.

     We do not opine with respect to any law, regulation, rule or policy enacted or adopted after the date hereof, nor assume any responsibility to update our opinions hereinafter set forth. We have investigated such questions of laws we have deemed necessary for the purpose of rendering this opinion. Our opinions expressed herein are limited to the laws of the State of Minnesota and the Federal law of the United States and we do not express any opinion herein concerning any other law. We express no opinion as to the effect of or any matter related to the Communications Act of 1934, as amended or the rules, regulations, orders, policies and decisions of the FCC. To the extent any of the Related Agreements are governed by the laws of a jurisdiction other than Minnesota, we have assumed the laws of such jurisdiction are identical to the laws of the State of Minnesota.

     The opinions expressed below are subject to the following qualifications:

     a. The validity and enforceability of the Related Agreements may be subject to and affected by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, avoidance or other laws relating to or affecting the rights of creditors generally.

     b. The validity and enforceability of the Related Agreements and particular provisions thereof are subject to or may be affected by limitations imposed by general principles of equity and the availability of equitable remedies (regardless of whether enforcement is considered in proceedings at law or in equity).

     c. The validity and enforceability of the Related Agreements may be subject to or affected by statutory or decisional law limiting or rendering ineffective obligations to indemnify or the waiver or release of rights or defenses.

     d. Certain rights, remedies, forfeitures, penalties, waivers or elections contained in the Related Agreements may be rendered ineffective or limited by applicable laws or judicial decisions governing such provisions, but such laws and judicial decisions do not, in our opinion, make the Related Agreements inadequate for the substantive realization of the benefit intended to be provided thereby.

     Based upon, and subject to, the foregoing, we are of the opinion that:

     1. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and is qualified as a foreign corporation to do business and is in good standing under the laws of the States of Massachusetts, New Hampshire, New York and Vermont.

     2. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

     3. Each of the Purchaser and Guarantor has all requisite corporate power and authority to execute and deliver the Related Agreements to which it is a party, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The execution, delivery and performance by Purchaser and Guarantor of the Related Agreements and the consummation by Purchaser and Guarantor of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no approval of either the Purchaser's or Guarantor's shareholders is required in connection therewith. The Related Agreements to which each of the Purchaser and Guarantor is a party have been duly executed and delivered by each of them and constitute legal, valid and binding obligations of Purchaser and Guarantor and are enforceable against each of them in accordance with their terms.

     3. The execution and delivery by each of the Purchaser and Guarantor of the Related Agreements, the consummation of the transactions contemplated thereby, and compliance by each of the Purchaser and Guarantor with the provisions thereof do not and will not, with notice or passage of time or both,
(A) conflict with, or constitute a default under, or result in a breach or violation of the terms, conditions or provisions of (i) either the Purchaser's or Guarantor's certificate of incorporation or by-laws; (ii) any law applicable to either the Purchaser or Guarantor; or (iii) the express terms of any material loan agreement or mortgage to which either Purchaser or Guarantor is a party or by which either is bound (subject to the receipt of any required consents, which consents, assuming the execution required by Purchaser or Guarantor and the compliance by Purchaser or Guarantor of any terms required by such consent, have been obtained), or (B) require the consent or approval of, or filing or registration with, any governmental or regulatory authority that has not already been obtained or made, excluding in any such case consents, approvals, filings or registrations, the failure to obtain or make, as the case may be, would not reasonably be expected to have a material adverse effect on Purchaser or Guarantor.

     4. To our knowledge, (A) there is no outstanding judgment against either the Purchaser or Guarantor which questions the validity of any action to be taken pursuant to or in connection with the Purchase Agreement, and (B) there is no litigation, proceeding or investigation pending or threatened against either the Purchaser or Guarantor that questions the validity of any action to be taken pursuant to or in connection with the Purchase Agreement.

     This opinion is solely for your benefit in connection with the transaction contemplated by the Purchase Agreement and without our express written consent this opinion may not be relied upon in any manner by any other person. This opinion is not to be referred to or quoted in any document, report or financial statement, or filed with, or delivered to, any governmental agency or other person or entity, without our prior written consent in each instance.

                                          Very truly yours,